UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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22nd Century Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 25, 2023

Dear Fellow 22nd Century Group Stockholders,

On behalf of the Board of Directors, I’d like to thank you for your investment and confidence in 22nd Century Group, Inc. I am pleased to report that 2022 was a transformative year for the Company, allowing us to successfully launch full commercial operations for VLN®, the highly anticipated, first and only FDA authorized, combustible, reduced nicotine content, modified risk tobacco product. Not only this, but we were also able to commence commercial operations for our industry-leading hemp/cannabis ingredients and CDMO business. These breakthroughs, alongside our continued focus on the use of, and our expanded expertise within, plant-science to improve human health, have left us uniquely positioned to generate broad-based growth across our business lines in 2023. With sales of VLN® and hemp/cannabis ingredients well underway, we plan to strategically expand our cannabis and hemp business lines to better synergize with existing value chains and to strategically cultivate and enlarge our already extensive plant biotech portfolio.

I am confident in our ability to generate sustained results in the next year and those that follow, especially in light of significant growth opportunities we continue to survey across business lines; the differentiated business model assumed by our business lines; and our demonstrated success in acquiring and engaging key cannabis and hemp entities, which serve as vehicles for bringing tangible, health-focused products to consumers.

Advancing Into New Markets

Management has pioneered an exclusive and novel arena within the tobacco space by making VLN® available to buyers in key domestic markets, while forging ahead with plans for distribution in international markets. Additionally, the acquisition of GVB Biopharma dramatically expanded our global-scale hemp/cannabis capabilities, providing a comprehensive ingredient and CDMO commercial platform, and significantly complemented our existing value chains. The acquisition of RX Pharmatech Ltd in early 2023 further served to establish us as the leader in key international isolate markets.

Amid this success, the management team has continued to develop its broad plant biotech portfolio through carefully selected programs we are confident will facilitate new opportunities in health and wellness products for life sciences, consumer products, and pharmaceutical end-use markets. These opportunities will enable us to improve the lives of people across the globe.

It should be noted that, in 2022, we enhanced the senior executive team through the lens of facilitating future growth. The success created through our exceptional business model allowed us to attract and retain seasoned executives, all of whom have relevant expertise and key relationships across our industries, which we are confident will benefit the Company.

Board Succession and Refreshment

We view Board refreshment as essential to robust and forward-thinking corporate governance. The Board continues to assess director succession planning with a careful eye toward bringing new expertise in-house to better support the Company’s continued progress while ensuring our independent governing body remains comprised of individuals with comprehensive and varied experiences, credentials, proficiencies, and attributes. We make it a priority to seek out diverse viewpoints by examining each candidate’s skills, gender, age, race, ethnicity, background, and professional experience as a part of our review and nomination processes.

2023 PROXY STATEMENT | i

The Board recently expanded from seven to eight members, concurrently broadening its diversity, by electing Lucille S. Salhany, a highly accomplished media executive, as an independent director. Lucie brings extensive media, consumer, and corporate strategy insight to the board, having been a founding partner of Echo Bridge Entertainment, as well as CEO & President of LifeFX Networks, Inc. As the first woman chair of a major broadcast company, Lucie’s unparalleled track record of successful growth and expansion is certain to benefit the Company. Lucie serves on the Compensation and Corporate Governance and Nominating Committees.

Stockholder Engagement

The Board, in continuing its robust stockholder outreach program, proactively solicited feedback from shareholders in 2022 and in 2023. Topics discussed with shareholders included those related to governance, compensation strategy and philosophy, and corporate responsibility. The input obtained from these conversations has informed our decision-making processes and resulted in a renewed focus on best practices in these areas. Continuing stockholder engagement remains a priority and will undoubtedly continue to influence policies and practices as we move forward.

Strong Governance and Board Independence

The Board remains keen on maintaining robust independent governance practices and impartial oversight as we support the Company and assist in continued execution of its strategy. As a Board, we realize you have placed your trust in us to help lead the Company in a way that facilitates trust and sustained, long-term value. We remain committed to doing just that, and to focusing on the critical processes and governance practices essential to effective performance of our duties.

Environmental, Social, and Sustainability Focus

We believe biotechnology can be used to help address some of the biggest issues currently facing humanity and recognize its significance in our vision to improve human health. With this in mind, we have created policies that incorporate Environmental, Social, and Sustainability practices in a more meaningful way. As part of this effort, we have launched proactive commitments to ensure our products are responsibly marketed; pledged to use sustainable agricultural practices in our growing processes; invested, and continue to invest, in hemp plant lines to promote the restorative impact of hemp; and selected machines in our facilities which reduce both waste and total energy consumption. We are also committed to enriching the lives of our workforce and do so by offering career development and tuition reimbursement packages, robust insurance coverage options, and comprehensive benefit packages, all meant to provide for the professional and personal success of our employees. We continue to improve our understanding of corporate responsibility in this evolving corporate climate so we may construct effective and advised policies. We hope to challenge and inspire others to do the same, and to inspire you, our valued shareholders, to collaborate with us as we do so.

We are excited for the opportunities that lie ahead in 2023 and beyond. On behalf of our Board, I thank you for your investment in 22nd Century Group, Inc. We remain steadfast in our service to you, our shareholders, and are grateful for your confidence and support, as well as the opportunity to oversee your interests.

Sincerely,

Nora B. Sullivan Independent Board Chair

2023 PROXY STATEMENT | ii

500 Seneca Street, Suite 507, Buffalo, New York 14204

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the Annual Meeting of stockholders of 22nd Century Group, Inc. (the “Company”) will be held at the Company’s Corporate Headquarters, 500 Seneca Street, Suite 507, Buffalo, NY 14202 on Friday, June 16, 2023, beginning at 10:00 A.M., Eastern Time.

The meeting will be held for the following purposes:

1.	To elect as directors the two (2) director nominees named in the attached proxy statement as Class III directors to serve for a three-year period until the Annual Meeting of stockholders in the year 2026 and, in each instance, until their respective successors have been elected and qualified.

2.	To approve an advisory resolution approving executive compensation for fiscal year 2022.

3.	To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from three hundred million (300,000,000) to five hundred million (500,000,000).

4.	To approve the amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan which shall increase the number of shares authorized for issuance by three million, five hundred thousand (3,500,000).

5.	To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accountants for fiscal year 2023.

6.	To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the amendment to our Articles of Incorporation (Proposal 3) or the amendment and restatement of our 2021 Omnibus Incentive Plan (Proposal 4).

7.	To transact such other business as may properly come before the meeting or any adjournment.

MEETING INFORMATION:
DATE:	Friday, June 16, 2023

TIME:	10:00 A.M., Eastern Time

PLACE:	The meeting will be held at the Company’s Corporate Headquarters, 500 Seneca Street, Suite 507, Buffalo, NY 14202.

HOW TO VOTE:
Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on April 21, 2023.

BY INTERNET
www.proxyvote.com

BY PHONE
Call 1.800.690.6903

BY MAIL
Complete, sign and return by free post

IN PERSON
Attend the Annual Meeting

The stockholders of record at the close of business on April 21, 2023 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Peter Ferola

Chief Legal Officer and Corporate Secretary

Dated: April 25, 2023

2023 PROXY STATEMENT | iii

Table of Contents

Notice of Annual Meeting	iii
Table of Contents	iv
Proxy Summary	1
Voting Matters	1
About 22nd Century Group, Inc.	2
Corporate Governance Highlights	2
Stockholder Outreach	3
Environmental, Social and Governance (ESG) Practices	5
Highlights of Key Corporate Sustainability Practices:	7
Characteristics of Directors and Director Nominees	8
Our Directors and Director Nominees	9
Proposal One: Election of Directors	12
Director Nominees	12
Nominees and Director Qualifications	12
Commitment to Corporate Governance	16
Board of Directors	16
Independent Directors	16
Board Leadership Structure	16
Board Membership Criteria	17
Director Nominee Selection Process	17
Stockholder Recommendations for Potential Director Nominees	18
Meetings of Board of Directors	18
Executive Sessions of Independent Directors	18
Corporate Governance Guidelines	18
Standing Committees	18
Audit Committee	19
Compensation Committee	19
Corporate Governance and Nominating Committee	20
Scientific Advisory Board	20
Code of Business Conduct and Corporate Ethics	21
Insider Trading Policy	21
Risk Oversight	21
Compensation Policies and Practices and Risk Management	21
Compensation Committee Interlocks and Insider Participation	21
Compensation of Directors	22
Elements of 2022 Non-Employee Director Compensation	22
Proposal Two: Advisory Vote on Executive Compensation	24
Compensation Discussion and Analysis	25
Our Named Executive Officers	25
Our Executive Compensation Philosophy and Design	26
Our Pay for Performance Philosophy	26
Roles and Responsibilities	26
Our Say-on-Pay Vote; Stockholder Outreach	27
Elements of Executive Compensation	29
CEO Pay Decisions Made in 2022	32
Stock Ownership Policy	33
Retirement and Other Benefits	34
Compensation on Termination of Employment	34
Policy on Hedging Transactions	34
Recoupment/Clawback Policies	34
Compensation Committee Report	34
Executive Compensation	35
CEO Pay Ratio	35
Grants of Plan-Based Awards	36
Outstanding Equity Awards	36
Option Exercises and Stock Vested in 2022	37
Pay versus Performance	37
Analysis of the Information Presented in the Pay Versus Performance Table	38
Employment Agreements with Named Executive Officers	39
Compensation on Termination of Employment	39
Estimated Additional Compensation Triggered by Termination of Employment If Termination on the Last Business Day of 2022	40
Audit Committee Report	41
Proposal Three: Approval of an Increase in the Number of Shares of Authorized Common Stock from Three Hundred Million (300,000,000) to Five Hundred Million (500,000,000)	42
General	42
Purpose of the Increase in Authorized Shares	42
Rights of Additional Authorized Shares	42
Potential Adverse Effects	43
Risks of Not Approving This Proposal	43
Proposal Four: Approval of the Amendment and Restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan	44
Updated Share Information, Authorized Shares and Stock Price	44
Summary of the Terms of the Plan	45
Purpose and Effective Date	45
Administration and Eligibility	45
Types of Awards	45
Stock Subject to the Plan and Award Limits	45
Options	46
Stock Appreciation Rights	46
Performance and Stock Awards	47
Incentive Awards	47
Dividend Equivalents and Dividends	47
Other Stock-Based Awards	47
Minimum Vesting and Discretion to Accelerate	47
Performance Goals	48
Effect of Termination of Employment or Service on Awards	48
Transferability of Awards	48
Adjustments	48
Change of Control	49
Termination and Amendment	50
Cancellation, Disgorgement and Recoupment of Awards	51
Repricing Prohibited	51
Backdating Prohibited	51
Foreign Participation	51
Certain Federal Income Tax Consequences	52
New Plan Benefits	54
Equity Compensation Plan Information	55
Proposal Five: Ratification of Appointment of Freed Maxick CPAs, P.C. as the Company’s Independent Registered Public Accounting Firm	56
Proposal Six: The Adjournment of the Meeting, if Necessary or Advisable, to Solicit Additional Proxies in Favor of the Amendment to our Articles of Incorporation or the Amendment and Restatement of our 2021 Omnibus Incentive Plan.	57
Beneficial Ownership	58
Related Party Transactions	59
Stockholder Proposals and Communications with the Board of Directors	60
Frequently Asked Questions Regarding Annual Meeting Procedures	61

2023 PROXY STATEMENT | iv

Proxy Summary

Proxy Summary

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Stockholders

Time and Date:	10:00 A.M., Eastern Time, June 16, 2023

Place:	The meeting will be held at the Company’s Corporate Headquarters, 500 Seneca Street, Suite 507, Buffalo, NY 14202.

Record Date:	April 21, 2023

This proxy statement and the accompanying form of proxy are first being sent or made available to our stockholders on or about April 25, 2023 in connection with the solicitation by our Board of Directors of proxies to be used at our 2023 Annual Meeting of Stockholders.

Voting Matters

The following table summarizes the proposals to be voted on prior to or at our 2023 Annual Meeting of Stockholders and the Board’s voting recommendations with respect to each proposal.

	BOARD’S VOTING	PAGE
PROPOSAL	RECOMMENDATION	REFERENCE
Proposal 1:	FOR each nominee	12
Election of two (2) directors to serve for a three-year period until the Annual Meeting of stockholders in the year 2026.

Proposal 2:	FOR	24
Advisory Approval on the Company’s 2022 Executive Compensation.

Proposal 3:	FOR	42
Approval of an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares of authorized common stock from three hundred million (300,000,000) to five hundred million (500,000,000).

Proposal 4:	FOR	44
Approval of the Amendment and Restatement of the 2021 Omnibus Incentive Plan to increase the number of shares authorized by three million, five hundred thousand (3,500,000).

Proposal 5:	FOR	56
Ratification of Appointment of Freed Maxick CPAs, P.C. as the Company’s Independent Registered Public Accounting Firm for 2023.

Proposal 6:	FOR	57
Adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the amendment to our Articles of Incorporation (Proposal 3) or the amendment and restatement of our 2021 Omnibus Incentive Plan (Proposal 4).

2023 PROXY STATEMENT | 1

Proxy Summary

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing us to control nicotine biosynthesis in the tobacco plant, we have developed proprietary, reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. We received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization of a combustible cigarette in December 2021. In tobacco, hemp/cannabis, and hop plants, we use modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding, to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles, improved yields, and valuable agronomic traits.

Corporate Governance Highlights

Following are highlights of our key governance practices and policies:

Board Structure and Independence

✓    Separate Chair and CEO

✓    Independent Board Chair

✓    5 of our 6 continuing directors are independent

✓    Audit, Compensation and Corporate Governance & Nominating Committees each comprised entirely of independent directors

✓    Regular executive sessions of only independent directors

✓    Diverse Board with two female directors and one ethnically diverse director

✓    No familial relationships among Board members

✓    Limits on other board service to no more than two other public companies

Board Oversight

✓    Structured oversight of the Company’s corporate strategy and risk management

✓    Corporate responsibility (ESG) strategy and initiatives and ethics and compliance program oversight by Corporate Governance & Nominating Committee

✓    Cybersecurity risk oversight by Audit Committee

✓    Review of compensation risk by Compensation Committee

✓    Annual self-assessment of Board and Board committee performance

Accountability and Governance Practices

✓    Annual say-on-pay advisory vote

✓    Robust stockholder outreach in 2021, 2022, and into 2023 regarding executive compensation practices

✓    Compensation Committee made no adjustments to executive compensation practices because of the COVID-19 pandemic

✓    Prohibition of hedging and pledging Company stock by officers and directors

✓    Code of Business Conduct and Ethics for directors, officers, and employees

2023 PROXY STATEMENT | 2

Proxy Summary

Stockholder Outreach

The Board and Compensation Committee are committed to soliciting feedback to inform the Board’s decisions and guide our compensation program. Our stockholder outreach in 2021, 2022, and into 2023 provided the Board with valuable insight into our stockholders’ perspectives on our executive compensation program and other matters of importance. We are committed to sound compensation and governance practices and will continue to consider our compensation program as a result of any stockholder input.

We have followed a consistent approach to the design of our executive compensation program for many years. The history of our say-on-pay results before 2020 generally demonstrated stockholder support for our program over several years. At our 2022 Annual Meeting of Stockholders, approximately 10.5% of our outstanding shares voted against our 2022 executive compensation resolution. As noted below, we conducted a Board-driven stockholder outreach and engaged with our top shareholders to better understand their concerns.

Following the 2021 Annual Meeting of Stockholders, the Compensation Committee commenced a stockholder outreach program. This outreach focused on better understanding the perspectives of our stockholders with regard to our executive compensation program structures and best practices in aligning executive compensation to the interests of our stockholders.

The executive compensation outreach initiative is in addition to our regular ongoing stockholder engagement. As part of our ongoing outreach efforts to inform our corporate policies in 2022, the Company proactively reached out to filing institutional stockholders to discuss the Company’s executive compensation philosophy, goals, and plans and to obtain an understanding of our stockholders’ concerns in advance of this filing. Approximately 19.4% of the Company’s outstanding shares of common stock were owned by filing institutional stockholders in 2022.

By The Numbers: Stockholder Engagement

We contacted 15 of our top institutional stockholders, representing approximately 10% of our total shares outstanding and approximately 53% of our shares held by institutional stockholders, with invitations to meet with our management and directors. These institutional stockholders represent the majority of our institutional investors at this time.	Our Independent Board Chair and Chair of our Compensation Committee participated in all of the stockholder engagement meetings.

Feedback from Stockholder Engagement

We heard a range of perspectives on our executive compensation program from stockholders during our outreach, all of which were considered by our Compensation Committee and the Board.

We received positive feedback about our overall outreach program and support for our management team and our Board in general. Our commitment to board refreshment, diversity, and succession planning was recognized and well received. Additionally, our stockholders agreed on the importance of having a stable, senior leadership team with the knowledge and expertise needed to successfully execute on our business strategy and priorities over the long-term.

Stockholders provided insightful feedback about the continuing need to evaluate board composition in light of the Company’s evolving business and strategies, and to consider whether new skill sets or experiences could contribute to the Board’s ability to guide the Company in the future. Certain stockholders recommended we specifically evaluate the Board’s existing skill sets and expertise while contemporaneously considering potential future needs that should be incorporated into search efforts as directors rotate off the Board in future periods. Our stockholders expressed a continuing desire to understand the specifics behind our executive compensation plan design including rationale, key performance indicators, and qualitative metrics that align to both the short, mid, and long-term strategy of the Company. In addition, our stockholders expressed a desire to see continued forward evolution of disclosures around our Environmental, Social and Governance (“ESG”) efforts, particularly disclosures which speak to where we are in our journey and our plans for the future. A summary of what we heard and how we responded is set forth below:

2023 PROXY STATEMENT | 3

Proxy Summary

Our work to solicit stockholder feedback into our executive compensation program continues.

2023 PROXY STATEMENT | 4

Proxy Summary

Following each Annual Meeting of stockholders, our Compensation Committee will review the say-on-pay results and engage with our stockholders to solicit feedback on our compensation program. Our Compensation Committee will use the stockholder feedback to inform and guide its compensation decisions for the following year. Our annual compensation cycle is generally as follows:

Environmental, Social and Governance (ESG) Practices

We strive to be a force for positive change. As we serve our stakeholders and investors, we realize that in this service, our actions impact our employees, business partners, suppliers, communities, governments, and the world around us.

As we work to effect positive change in the world around us, our Board is committed to corporate sustainability: a commitment to growing our Company in a strong and sustainable way; preserving and protecting our environment; valuing and challenging the talented men and women who comprise our workforce; and investing in and improving the communities where we live and work. We are committed to fostering a sustainable future.

We want to sell the last cigarette, help smokers across the globe to “smoke less,” improve quit attempts, and reduce the societal and health related harms of addictive tobacco products.

2023 PROXY STATEMENT | 5

Proxy Summary

The Board believes that our ESG practices must be integrated into the way we conduct our business. In 2021, the Board adopted a global ESG policy related to ESG matters, including:

This policy is available on the Company’s website at https://www.xxiicentury.com/investors/corporate-governance.

We have maintained our commitment to developing an ESG strategy with the help of our Board’s active engagement in overseeing both sustainability and human capital management initiatives. Over the past year, various Company stakeholders have worked together to advance discussions surrounding relevant environmental and social topics, including Company culture, resource management, and public health. Our continuous self-assessment allows the Company to integrate complex operations that require technical skills while building upon decades of industry experience and exposure. The refinement of our workplace in this conscious manner allows us to unlock the full potential of our priorities while simultaneously strengthening our attention to the relationship we hold with the environment at large. We believe that promoting appropriate measures of safety and risk management enables us to to pursue collaborative and meaningful strategies that ultimately align with the state of the world today. We anticipate providing additional detail regarding these areas of focus in the coming year on the Company’s website.

2023 PROXY STATEMENT | 6

Proxy Summary

Highlights of Key Corporate Sustainability Practices:

Public Health Impact and Responsible Marketing	●	Our VLN® products and our reduced nicotine intellectual property are intended to help existing smokers “smoke less.” It is our desire to sell the last cigarette, drastically lower the incidence of tobacco related lung cancer, and improve the quality and longevity of life across the globe.

	●	We ensure our products are responsibly marketed. We continue to implement internal processes to ensure our communications with potential and existing customers are both true and accurate in nature and to ensure our workforce complies with all relevant laws, guidelines and governance practices.

Environmental Resource Management	●	We actively engage in a supplier vetting process for our agricultural products – meeting and maintaining communication with each farmer who grows our VLN® tobacco to ensure sustainable agricultural practices are considered and implemented in the growing process as appropriate.

	●	We recognize the restorative impact of our hemp plant lines and its effect on sustainable agriculture. Hemp is a natural remediator of contaminated soil and can be used to convert otherwise contaminated, fallow farmland into airable soil ready for a new generation of crops. We believe that our continued investment in the development of our hemp franchise will yield new opportunities to develop sustainable agricultural practices across numerous industries beyond agriculture itself.

	●	We continue to explore ways of improving operating efficiency in our facilities, including the installation of one tobacco reclaimer at our Mocksville, North Carolina facility with two more reclaimers under construction. We are also planning the installation of a product reclaimer and bio-mass gasification machine in our Prineville, Oregon facility. These machines not only reduce the amount of waste produced at our plants, but also will help reduce our total energy consumption as well.

Human Capital Management and Workplace Health and Safety	●	Our business runs on talented personnel – our most important asset. In 2022, we approximately doubled the size of our workforce, largely as a result of the acquisition of GVB Biopharma. As our business continues to grow, we are committed to recruiting and developing a diverse and talented workforce that will reflect our Company’s culture and flexible growth.

	●	In addition to robust insurance coverage options and comprehensive benefit packages, we also support career development opportunities; we offer tuition reimbursement packages and continue to explore ways of offering professional development training to our team members.

	●	We maintain robust safety procedures to ensure our manufacturing facilities are safe and compliant work environments for our associates. We adhere to widely recognized third-party standards and conduct regular trainings for our associates.

2023 PROXY STATEMENT | 7

Proxy Summary

Characteristics of Directors and Director Nominees

Board Diversity Matrix (as of April 25, 2023)[1]
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
African American or Black	0	1
White	2	3
LGBTQ	None

1 These characteristics were self-identified by the Directors

2023 PROXY STATEMENT | 8

Proxy Summary

Our Directors and Director Nominees

You are being asked to vote on the election of the director nominees listed below. Directors are elected by a plurality of the votes cast by the stockholders. Detailed information about each director and director nominee’s background, skills, and expertise can be found under Proposal One: Election of Directors. Each director nominee is independent. Upon election of these directors at the Annual Meeting of stockholders, the directors shall hold the committee memberships set forth below:

Director Nominees – Class III Director Nominees – Terms to Expire 2026

				Committee Membership
Name and Primary Occupation	Age as of April 25, 2023	Director Since	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Scientific Advisory Board
Lucille S. Salhany President and CEO of JH Media	76	2022	Yes		●	●
Anthony Johnson President and CEO of Kodikaz Therapeutic Solutions	47	2021	Yes	●		C	●

2023 PROXY STATEMENT | 9

Proxy Summary

Directors Continuing in Office - Class I Directors — Terms Expiring 2024

				Committee Membership
Name and Primary Occupation	Age as of April 25, 2023	Director Since	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Scientific Advisory Board
Richard M. Sanders General Partner of Phase One Ventures, LLC	70	2013	Yes	●	C
Dr. Michael Koganov President and Co-Founder of Intellebio LLC	72	2020	Yes		●		C

●	Member	C	Committee Chair

2023 PROXY STATEMENT | 10

Proxy Summary

Directors Continuing in Office - Class II Directors — Terms Expiring 2025

				Committee Membership
Name and Primary Occupation	Age as of April 25, 2023	Director Since	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Scientific Advisory Board
James A. Mish Chief Executive Officer and Director of 22nd Century	59	2022	No				●
Nora B. Sullivan President of Sullivan Capital Partners	65	2015	Yes	C ☐	●	●

●	Member	C	Committee Chair	☐	Financial Expert

2023 PROXY STATEMENT | 11

Proposal One: Election of Directors

Proposal One: Election of Directors

Director Nominees

The Company’s Board of Directors is classified into three classes of directors, with one class of directors being elected at each Annual Meeting of stockholders of the Company to serve for a term of three years or until the earlier of: (i) expiration of the term of their class of directors; or (ii) until their successors are elected and take office as provided below. To maintain the staggered terms of election of directors, stockholders of the Company are voting upon the election of Lucille S. Salhany and Anthony Johnson as Class III directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2026.

The Bylaws of the Company provide that the Board will determine the number of directors to serve on the Board. The number of authorized directors of the Company as of the date of this proxy statement is eight, with eight persons currently serving as directors. Our Board has nominated Lucille S. Salhany and Anthony Johnson to be elected as Class III directors. Mr. Johnson was nominated as a Class III director (he is currently a Class II director) in order to keep the classes even at two directors in each of the classes following the meeting. Information about each director nominee is set forth below.

Clifford B. Fleet and Roger D. O’Brien did not stand for re-election for director. Accordingly, their respective terms as director will expire at this Annual Meeting of Stockholders. Mr. Fleet and Mr. O’Brien have been valuable members of the Company’s Board of Directors and the Company wishes them the best in their future endeavors.

The nominees for director have each indicated to the Company that they will be available to serve as a director. If a nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2023 Annual Meeting of stockholders, then the Board may, prior to the Annual Meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote “FOR” each of the director nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee for director becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. We have no reason to believe that any nominee for director will be unable to serve if elected. We strongly encourage our directors to attend our 2023 Annual Meeting. All of our continuing directors attended our 2022 Annual Meeting virtually.

The following sets forth certain information, as of April 25, 2023, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after our Annual Meeting.

Our Board of Directors recommends a vote “FOR” the election of each of its nominees.

Nominees and Director Qualifications

The following biographies of our nominees contain information regarding the person’s service as a director, business experience, other director positions held currently or at any time during at least the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. The biographies reflect the committee memberships the nominees shall hold upon their election.

We believe that each nominee possesses the core competencies that are expected of all directors, namely, independence, integrity, sound business judgment, and a willingness to represent the long-term interests of all stockholders. The experiences, qualifications, attributes, and skills, as shown below, that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director of our Company are described in each nominee’s biography.

2023 PROXY STATEMENT | 12

Proposal One: Election of Directors

Director Nominees – Class III Director Nominees – Terms to Expire 2026

Lucille S. Salhany Age: 76 Director Since: 2022

Principal Occupation

•	President and Chief Executive Officer of JHMedia, a consulting company she founded, since 1997.

Recent Business Experience

•	Former Chairperson of Fox Broadcasting.
•	Founding partner of Echo Bridge Entertainment and CEO & President of LifeFX Networks, Inc.
•	Former Chief Executive Officer and President of United Paramount Network (UPN).
•	Previously served on the Board of Directors for Echo Bridge Entertainment, Compaq / Hewlett-Packard, Fox, Inc., Avid Technologies, and American Media, Inc.

Education

•	Trustee of Emerson College and Lasell College, where she received Honorary Doctorates.

Board Committees

•	Compensation and Corporate Governance & Nominating

Other Public Company Boards

•	None.

Key Qualifications for Service as a Director

•	Well-established track record of success in growing businesses
•	Strong background in and knowledge of the media industry

Anthony Johnson Age: 47 Director Since: 2021

Principal Occupation

•	Co-founder, President and CEO of Kodikaz Therapeutic Solutions, Inc., a world-class next-generation non-viral gene therapy company, since 2019

Recent Business Experience

•	Founding partner of Buffalo Biosciences in 2006, a life science strategic business management firm that supports the evaluation and commercialization of bioscience technologies from concept to market.
•	President and Chief Executive Officer of Empire Genetics, an oncology molecular testing company, from 2006 - 2019.
•	Aspen Institute Health Innovation Fellow and a member of the Aspen Global Leadership Network.

Education

•	M.B.A. from Manchester Business School, Manchester, UK
•	Bachelor of Arts in Biology from Fisk University

Board Committees

•	Corporate Governance & Nominating Chair and Audit

Other Public Company Boards

•	None

Key Qualifications for Service as a Director

•	Experience commercializing bioscience technologies
•	Life sciences experience

2023 PROXY STATEMENT | 13

Proposal One: Election of Directors

Directors Continuing in Office - Class I Directors — Terms Expiring 2024

Richard M. Sanders Age: 70 Director Since: 2013

Principal Occupation

•	General Partner of Phase One Ventures, LLC, a venture capital firm which focuses on nanotechnology and biotechnology start-up opportunities in New Mexico and surrounding states, since August 2009.

Recent Business Experience

•	From January 2002 until June 2009, Mr. Sanders served as President and CEO of Santa Fe Natural Tobacco Company (“SFNTC”), a division of Reynolds American, Inc., which manufactures and markets the Natural American Spirit cigarette brand. While at SFNTC, he more than tripled sales and earnings and rapidly expanded the company’s international business.
•	Prior to directing SFNTC’s robust growth, Mr. Sanders worked for R.J. Reynolds Tobacco Company where he began his career in marketing in 1977. From 1987 to 2002, he served in a wide spectrum of executive positions including, among others, Senior Vice President of Marketing, Vice President of Marketing and Sales Operations, Vice President of Sales and President of Sports Marketing Enterprises.

Education

•	Bachelor’s Degree in political science from Hamline University
•	M.B.A. in Marketing from Washington University in St. Louis, Missouri

Board Committees

•	Audit and Compensation

Other Public Company Boards

•	None

Key Qualifications for Service as a Director

•	Deep experience in the tobacco industry
•	Expertise in management and marketing

Dr. Michael Koganov Age: 72 Director Since: 2020

Principal Occupation

•	President and Co-Founder of Intellebio LLC, a consulting and testing firm focused on the development of novel technologies, advanced test methods, and breakthrough products in the life science field, since 2019.

Recent Business Experience

•	Dr. Michael Koganov is recognized as a leading expert in the development of natural products using plant biotechnology and has achieved considerable accomplishments in physico-chemistry, bio-chemistry, bioelectrochemistry, and biotechnology. He has written more than 70 publications, secured over 100 granted patents, and is the author of two books.
•	From 2015 to 2018, served as the Vice President of Biomaterials at Ashland Global Holdings, Inc.

Education

•	Master of Science in Biochemistry from the State University, Dnipropetrovsk, USSR
•	Ph.D. in Bioelectrochemistry from Institute of Chemical Technology, Dnipropetrovsk, USSR
•	Full Doctor of Sciences (Sc.D.) degree in biotechnology from the Higher Attestation Commission of the USSR’s Council of Ministers

Board Committees

•	Compensation

Other Public Company Boards

•	None

Key Qualifications for Service as a Director

•	Expertise in the area of plant biotechnology
•	Experience developing novel technologies

2023 PROXY STATEMENT | 14

Proposal One: Election of Directors

Directors Continuing in Office — Class II Directors — Terms Expiring 2025

James A. Mish Age: 59 Director Since: 2022

Principal Occupation

•	Our Chief Executive Officer since June 2020

Recent Business Experience

•	President and Chief Executive Officer of Purisys, Advanced Cannabinoids, a synthetic cannabinoid API, ingredients and solutions provider to pharmaceutical and consumer products companies, from 2019 to 2020.
•	President and Chief Executive Officer of Noramco, Inc., a global leader in the production of controlled substances for the pharmaceutical industry, from 2016 to 2019.
•	President of Ashland Specialty Ingredients, a division of Ashland Corporation, a premier, global specialty materials company serving customers in a wide range of consumer and industrial markets, from 2008 - 2016.

Education

•	M.B.A. from The Wharton School of the University of Pennsylvania
•	Bachelor of Science in Physics and Chemistry from Pennsylvania State University

Board Committees

•	None

Other Public Company Boards

•	None

Key Qualifications for Service as a Director

•	Strong leadership skills
•	Pharmaceutical and consumer products experience
•	International business experience
•	R&D/Innovation expertise

Nora B. Sullivan Age: 65 Director Since: 2015 Independent Chair of the Board Since: 2020

Principal Occupation

•	President and Founder of Sullivan Capital Partners, a financial services company providing investment banking and consulting services, since 2004.

Recent Business Experience

•	From 2000 to 2004, worked for Citigroup Private Bank, providing capital markets and wealth management services to high-net-worth individuals and institutional clients.
•	From 1995 to 1999, Executive Vice President of Rand Capital Corporation (NASDAQ: RAND), an investment management company providing capital and managerial expertise to small and mid-size businesses.
•	Member of the Boards of Directors of Evans Bancorp, Inc. (NYSE American: EVBN), and Rosina Food Products.
•	Vice Chair of the Investment Committee of the Patrick P Lee Foundation, Chairman of the Technology Transfer Committee of the Roswell Park Comprehensive Cancer Center, and Vice Chair of the Board of Directors of the Cortland College Foundation.

Education

•	M.B.A. in Finance and International Business from Columbia University Graduate School of Business
•	Juris Doctor degree from the University of Buffalo School of Law

Board Committees

•	Audit, Compensation and Corporate Governance & Nominating

Other Public Company Boards

•	Evans Bancorp, Inc. (NYSE American: EVBN)

Key Qualifications for Service as a Director

•	Expertise in finance and corporate governance
•	Experience with mergers and acquisitions
•	Status as an audit committee financial expert

2023 PROXY STATEMENT | 15

 Proposal One: Election of Directors

Commitment to Corporate Governance

Board of Directors

Our Board of Directors represents the best interests of our stockholders by overseeing the business and affairs of the Company. Members of the Board participate in quarterly Board and Committee meetings, engage with senior management of the Company, review, provide input, and approve the Company’s strategic plan and principal issues, and discuss feedback from stockholders and other stakeholders.

Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the Annual Meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors. Our Board of Directors currently consists of eight (8) members with no vacancies. Following the meeting, the Board will consist of six (6) members with two (2) directors in each class and no vacancies, assuming the election of the director nominees.

Independent Directors

Our Board of Directors has determined that Anthony Johnson, Dr. Michael Koganov, Roger D. O’Brien, Lucille S. Salhany, Richard M. Sanders, Nora B. Sullivan, and Clifford Fleet are “independent” as defined by applicable Nasdaq Stock Market listing standards. The Board annually reviews all business and other relationships of directors and determines whether directors meet these categorical independence tests.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the roles of Chief Executive Officer and chairperson of the Board should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and chair position as determined by our Board to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and chair are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions. The positions of Chief Executive Officer and chair have been separate positions since October 25, 2014.

Since January 2020, Nora Sullivan has served as our independent Board Chair given her history with the Company, business, financial, accounting, and legal expertise, while James Mish serves as Chief Executive Officer and as a member of the Board.

Our Board reviews our leadership structure annually and retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

2023 PROXY STATEMENT | 16

Proposal One: Election of Directors

Board Membership Criteria

The Corporate Governance and Nominating Committee assists the Board in establishing criteria and qualifications for potential Board members. The Committee identifies individuals who meet such criteria and qualifications to become Board members and recommends to the Board such individuals as nominees for election to the Board. Since 2020, we have added four (4) new directors – adding a wide range of skill sets and diverse viewpoints.

The Corporate Governance and Nominating Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experiences for both individual directors and the Board as a whole. The objective is to have a Board with diverse backgrounds and experience in relevant areas for the benefit of the Company. Characteristics expected of all directors include independence, highest personal and ethical standards, integrity, sound business judgment and willingness to represent the long-term interests of all stockholders. In evaluating the suitability of individuals as Board members, the Committee takes into account many factors but does not have a policy that focuses on any one factor. The factors considered by the Committee include:

In addition, the Committee looks for skills and experience that will complement and enhance the Board’s existing make-up, including length of anticipated or possible service to assist with Board succession and transitions. The Committee evaluates each individual in the context of the Board as a whole, to recommend a group that can best perpetuate the success of our business. Currently, there are no age restrictions or mandatory retirements for director service.

Director Nominee Selection Process

Our Corporate Governance and Nominating Committee evaluates the specific personal and professional attributes of each director candidate versus those of existing Board members to ensure diversity of competencies, experience, personal history and background, thought, skills, and expertise across the full Board. In the evaluation of director candidates, our Corporate Governance and Nominating Committee considers diversity in terms of gender, ethnic background, age, and other similar attributes that could contribute to Board perspective and effectiveness. The Corporate Governance and Nominating Committee also assesses diversity through its annual assessment of Board structure and composition and annual Board and committee performance self-assessment process. We believe that fostering Board diversity best serves the needs of the Company and the interests of its stockholders, and is one of the many factors considered when identifying individuals for Board membership. We believe that diversity with respect to gender, ethnicity, tenure, experience, and expertise is important to provide both fresh perspectives and deep experience and knowledge of the Company.

When vacancies develop, the Corporate Governance and Nominating Committee solicits input regarding potential new candidates from a variety of sources, including existing directors and senior management. From time to time, we have used an executive search firm in search of candidates that have diversity in experience, skills, and perspective. Through these and other means, the Board has continued to refresh the Board by adding directors who bring a sufficient range of different perspectives, generate appropriate challenge and discussion, and fulfill its oversight responsibilities to foster significant value creation for our stockholders. The Committee evaluates potential candidates based on their background, experiences, and qualifications, and also arranges personal interviews of qualified candidates by one or more committee member(s), other Board members and senior management.

2023 PROXY STATEMENT | 17

Proposal One: Election of Directors

Stockholder Recommendations for Potential Director Nominees

Nominations of persons for election to the Board at the Annual Meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Meetings of Board of Directors

Our Board held eight (8) meetings throughout 2022. All directors attended at least 75% of meetings of the Board and Board committees on which they served in 2022.

We do not have a formal policy requiring directors to attend Annual Meetings of stockholders. However, all of our continuing directors attended our 2022 Annual Meeting virtually and we anticipate that all continuing directors will attend the 2023 Annual Meeting.

All directors attended at least 75% of meetings of the Board and Board committees on which they served in 2022.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its committees without senior management present. The independent directors met in executive session at all of the regularly scheduled Board and committee meetings held in 2022.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines, which describe the Board’s responsibility for oversight of the business and affairs of the Company as well as guidelines for determining director independence and consideration of potential nominees to the Board. The Board, directly and through its Corporate Governance and Nominating Committee, regularly reviews developments in corporate governance and best practices and annually reviews its Corporate Governance Guidelines, committee charters, and other key governance documents, policies, and practices. Our Corporate Governance Guidelines provide:

•	Limits on Board Service. We do not allow “over-boarding,” or a director serving on an excessive number of public company boards. Excessive board commitments can lead to a director being unable to appropriately fulfill his or her duties to the Company and its shareholders. Our Corporate Governance Guidelines have long limited our directors to no more than two (2) other public company boards.

•	Board Self-Assessment and Evaluation. We conduct an annual self-evaluation and assessment of our individual Board performance to help ensure that the Board and its committees function effectively and in the best interest of our stockholders. This process promotes good governance and helps set expectations about the relationship and interaction of and between the Board and management.

Standing Committees

Our Board of Directors currently has three (3) standing committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Corporate Governance and Nominating Committee. Each of these Board committees are described below. Members of these committees are elected annually by the Board. The charters of each committee are each available on the investor relations section of our website at www.xxiicentury.com. In addition, we have a Scientific Advisory Board which is chaired by Dr. Michael Koganov.

2023 PROXY STATEMENT | 18

Proposal One: Election of Directors

Audit Committee

MEMBERS	KEY RESPONSIBILITIES

Nora B. Sullivan*, Chair

Anthony Johnson

Richard M. Sanders

Dr. Michael Koganov

The Board has determined that each member of the Audit Committee is independent as defined under the applicable listing standards of the Nasdaq Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Committee met four (4) times in 2022

◾  Assists the Board in monitoring the integrity of financial statements and compliance with legal and regulatory requirements;

◾  Reviews the independence and performance of internal and external auditors;

◾  Has the ultimate authority and responsibility to select, evaluate, terminate, and replace our independent registered public accounting firm;

◾  Has oversight of the Company’s policies with respect to risk assessment and risk management; and

◾  Approves the Audit Committee Report as shown on page 43. The report further details the Audit Committee’s responsibilities.

*Audit Committee Financial Expert: Our Board has determined that Ms. Sullivan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Furthermore, all members of the Audit Committee meet the financial literacy requirements of the Nasdaq Stock Market and no members of the Audit Committee serves on the Audit Committee of more than three public companies.

Compensation Committee

MEMBERS	KEY RESPONSIBILITIES

Richard M. Sanders, Chair

Nora B. Sullivan

Dr. Michael Koganov

Lucille Salhany

The Board has determined that each member of the Compensation Committee is independent within the meaning of the Company’s independence standards and applicable listing standards of the Nasdaq Stock Market.

The Committee met seven (7) times in 2022

◾  Establishes and regularly reviews our compensation and benefits philosophy and program in a manner consistent with corporate financial goals and objectives;

◾  Approves compensation arrangements for senior management, including annual incentive and long-term compensation;

◾  Administers grants under our equity incentive plans;

◾  Evaluates our CEO’s performance; and

◾  Reviews leadership development and succession planning.

The Committee retains Pay Governance as its compensation consultant.

2023 PROXY STATEMENT | 19

Proposal One: Election of Directors

Corporate Governance and Nominating Committee

MEMBERS	KEY RESPONSIBILITIES

Anthony Johnson, Chair

Nora B. Sullivan

Lucille Salhany

The Board has determined that each member of the Corporate Governance and Nominating Committee is independent within the meaning of the Company’s independence standards and applicable listing standards of the Nasdaq Stock Market.

The Committee met six (6) times in 2022

◾  Assists our Board in establishing criteria and qualifications for potential Board members;

◾ Identifies high quality individuals who have the core competencies, characteristics and experience to become members of our Board;

◾ Establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommends to the Board the corporate governance guidelines applicable to us;

◾  Leads the Board in its annual review of the Board’s performance;

◾  Recommends nominees for each committee of the Board; and

◾  Oversees the Company’s Environmental Social and Governance (“ESG”) policies and practices.

Scientific Advisory Board

MEMBERS	KEY RESPONSIBILITIES
Dr. Michael Koganov, Chair James A. Mish Anthony Johnson The Scientific Advisory Board met one (1) time in 2022

Provides advice and recommendations to the Board regarding:

◾  Company scientific research, technology and innovation strategies;

◾  Opportunities including potential partnerships and M&A; and

◾  Emerging science and technology issues and trends.

2023 PROXY STATEMENT | 20

Proposal One: Election of Directors

Code of Business Conduct and Corporate Ethics

Our Board of Directors has long maintained a Code of Ethics that applies to all our directors, officers, and employees. A copy of our Code of Ethics is available on our website at http://www.xxiicentury.com.

Insider Trading Policy

Our directors, executive officers, and employees are required to comply with the 22nd Century Group, Inc. Insider Trading Policy and may not engage in any transaction (such as short-selling) to hedge against the potential decline in value of any of our securities.

Risk Oversight

Our Board is actively involved in oversight of risks that could affect the Company. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our Audit Committee, including risks relating to execution of our growth strategy, with appropriate reporting to the full Board. Our Board relies on our Compensation Committee to address significant risk exposures facing our Company with respect to compensation. Our Board receives reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Compensation Policies and Practices and Risk Management

The Compensation Committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Compensation Committee does not see them as encouraging risk taking. We also provide executive officers with equity awards to help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The Compensation Committee believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder value, without promoting unnecessary or excessive risk taking. The Compensation Committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, for any entity that has one (1) or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

2023 PROXY STATEMENT | 21

Compensation of Directors

Compensation of Directors

Elements of 2022 Non-Employee Director Compensation

Non-employee directors are compensated for their service on our Board as shown below. Directors who are employees of the Company receive no additional compensation for serving as directors. The Compensation Committee periodically reviews the compensation of our non-employee directors and considers market practices. In February 2021, the Compensation Committee retained Korn Ferry (“KF”) to conduct an independent assessment of our director compensation versus the competitive market and the “fit” of our compensation program to our pay philosophy. To establish the competitive market for directors, KF identified a comparator group of seventeen (17) publicly traded companies in the United States and Canada within the biotechnology and pharmaceuticals industries with median revenues of $95 million and median market capitalizations of $1.2 billion. Based on the KF review, the Compensation Committee recommended, and the Board approved, the following director compensation for 2022:

Annual cash retainer:	$75,000
Chair of the Board	$50,000
Chair of a Board Committee	$20,000
Member of a Board Committee	$10,000
Annual RSU award value:	$135,000

During 2022, the Compensation Committee retained Pay Governance LLC (“Pay Governance”) to conduct an independent assessment of our director compensation versus a peer group that was developed (see “Compensation Discussion and Analysis – Peer Group” for a discussion of our peer group). Based on the Pay Governance review, the Compensation Committee recommended, and the Board approved, maintaining the 2022 level of non-employee director compensation for 2023.

As with many small cap companies, our stock price has been volatile historically. For example, between January 1, 2019 and December 31, 2022, our stock price ranged from a low of $0.55 per share to a high of $6.07 per share. To eliminate some of the volatility from our stock price when making equity awards, our Compensation Committee decided to implement a three-year policy to determine the number of RSUs to issue for annual awards by dividing the annual RSU award value approved by the Compensation Committee ($135,000) with the average closing stock price over the six (6) months prior to the date of the award. As a result of this policy, the grant date fair value of our RSU awards reported in our Director Compensation table below will vary (up or down) from the annual RSU award value approved by the Compensation Committee depending on the closing market price on the date of the award and the average market price over the prior six (6) months. Our Compensation Committee expects to adhere to this policy for director RSU awards made during 2023 and will evaluate the policy annually.

2023 PROXY STATEMENT | 22

Compensation of Directors

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2022

Name	Fees earned or paid in cash	Option Awards	Restricted Stock Unit Awards(1)	All Other Compensation	Total
Clifford B. Fleet	$105,000	$—	$113,460	$—	$218,460
Anthony Johnson	$105,000	$—	$113,460	$—	$218,460
Michael Koganov	$105,000	$—	$113,460	$—	$218,460
Roger D. O’Brien	$127,500	$—	$113,460	$—	$240,960
Richard M. Sanders	$135,000	$—	$113,460	$—	$248,460
Lucille S. Salhany(2)	$30,014	$—	$28,440	$—	$58,454
Nora B. Sullivan	$195,000	$—	$113,460	$—	$308,460

(1)	The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.

(2)	Ms. Salhany was appointed as a director on September 7, 2022 and received pro rata compensation for service during 2022.

2023 PROXY STATEMENT | 23

Proposal Two: Advisory Vote on Executive Compensation

Proposal Two: Advisory Vote on Executive Compensation

We design our executive officer compensation programs with the intent to attract, motivate, and retain industry-leading executives capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with long-term stockholders by creating incentives for the achievement of specific key objectives. We encourage you to closely review our “Compensation Discussion and Analysis” and “Executive Compensation” sections, including our stockholder outreach conducted in response to our say on pay voting results.

In accordance with SEC rules, you are being asked to approve an advisory resolution on the compensation of our named executive officers. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2022 compensation program and policies for our named executive officers. Although this advisory vote is non-binding, our Board and Compensation Committee will review and consider voting results in making future decisions about executive compensation programs.

RESOLVED:	That the stockholders of 22nd Century Group, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

Our Board recommends a vote “FOR” approval, on an advisory basis, the 2022 compensation of the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

2023 PROXY STATEMENT | 24

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2022 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes, and narrative for 2022. The NEOs are identified below under “Our Named Executive Officers.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2022 when we believe it enhances the understanding of our executive compensation program.

Our Named Executive Officers

James A. Mish Chief Executive Officer	R. Hugh Kinsman Chief Financial Officer	John J. Miller President of Tobacco	John Franzino Chief Administrative Officer

For information with respect to Mr. Mish, please refer to the Election of Directors section.

R. Hugh Kinsman, age 56, Chief Financial Officer. Mr. Kinsman has served as our Chief Financial Officer since June 2022. Prior to that time, he served as Chief Financial Officer of GVB Biopharma from March 2020 through June 2022. Between 2017 and 2020, Mr. Kinsman has was a Director at TerraNova Capital Partners, a boutique investment banking firm, where he has acted as CFO of several portfolio companies including iQ International, a leading manufacturer and distributor of highly efficient lead acid batteries for the global automotive and storage markets. Previously, Mr. Kinsman served as a member of the Structured Finance group at GE Capital (NYSE: GE). Mr. Kinsman was also a senior accountant at Asher & Company, CPAs (now BDO). Mr. Kinsman received his B.S. in Finance from Pennsylvania State University and his Master’s in Business Administration from Cornell University.

John J. Miller, age 58, President of Tobacco. Mr. Miller has served as our President of Tobacco since November 2022. Prior to that time, he was the President and CEO of Swisher International, Inc., a manufacturer and exporter of cigars and smokeless tobacco products in the U.S. Mr. Miller joined Swisher in November of 2012 as Senior Vice President of Sales & Marketing, was promoted to President in 2017, and thereafter named CEO in March 2021 until his retirement in September 2021. Mr. Miller’s experience also includes more than twenty (20) years in various management positions at US Smokeless Tobacco Co. Mr. Miller holds a Bachelor of Science Degree in Finance from University of Nevada Las Vegas and earned an MBA from Pepperdine University, The George L. Graziadio School of Business Management.

John Franzino, age 66, Chief Administrative Officer. Mr. Franzino served as our Chief Financial Officer from June 3, 2020 until November 2021, at which time he transitioned to Chief Administrative Officer. He has a successful track record of strategic financial leadership in high-growth, highly regulated, consumer-facing industries as well as not-for-profit, higher education organizations. Most recently, Mr. Franzino served as Chief Financial Officer of the West Point Association of Graduates, which supports the U.S. Military Academy at West Point. Prior to his experience in higher education, Mr. Franzino served as Chief Financial Officer of Santa Fe Natural Tobacco Company, a subsidiary of Reynolds American, Inc., and as Chief Financial Officer of Labatt USA, a subsidiary of Anheuser-Busch. In both roles, he was responsible for financial planning and control functions as well as information systems and technology. Mr. Franzino is a certified public accountant and holds a Master of Business Administration from Fairleigh Dickinson University and a Bachelor of Arts degree from the University of Maine at Farmington. On April 17, 2023, the Company and John Franzino agreed that Mr. Franzino would leave the Company as a result of his officer position being eliminated. The Board of Directors thanks Mr. Franzino for his years of service with the Company.

2023 PROXY STATEMENT | 25

Compensation Discussion and Analysis

Our Executive Compensation Philosophy and Design

We employ a number of practices that reflect our pay-for-performance compensation philosophy and related approach to executive compensation.

What we do	What we don’t do

•   Directly link pay of senior management to performance

•   Maintain robust stock ownership guidelines for executive officers and our directors

•   Require a “double-trigger” for change in control severance benefits

•   Retain an independent compensation consultant

•   No hedging by executive officers

•   No excise tax “gross-up” related to change in control

•   No supplemental company-paid retirement benefits designed for executive officers

•   No excessive severance or change in control benefits

Our executive compensation programs are driven by a pay-for-performance philosophy that is directly linked to our business strategies and company-wide goals. Prior to the FDA’s authorization of the marketing of our VLN® King and VLN® Menthol King reduced nicotine content cigarettes as modified risk tobacco products (MRTPs) in December 2021 and our May 2022 acquisition of GVB Biopharma, our business had historically been focused on developing products through research and development and securing regulatory approval to market and sell such products. While we had limited revenues through the sale of SPECTRUM® research cigarettes and contract manufacturing of cigarettes and filtered cigars, we believe the primary driver of stockholder value was derived from the success of our rollout of our new our VLN® King and VLN® Menthol King reduced nicotine content cigarettes as well as the development of disruptive, plant-based solutions for the life science, consumer product, and pharmaceutical markets that we license to third-parties and/or manufacture and sell. Accordingly, our compensation program has historically focused less on objective financial metrics typically applicable to revenue generating companies. As our Company transitions from a research and development based platform to a revenue based model, the Compensation Committee, intends to adjust the compensation program for 2023 for further alignment with long-term interests of stockholders. Specifically, metrics to assess performance of the named executive officers will be based on more objective quantitative metrics.

Our Pay for Performance Philosophy

Our Compensation Committee seeks to attract and retain executive officers who have the experience, talents, and convictions to drive our future success. Our compensation program is designed to:

•	motivate our executives by providing compensation that is directly linked to both our short- and long-term performance;

•	tightly align their incentives and economic interests with our stockholders to build long-term stockholder value by delivering a substantial portion of our executive officer’s compensation through equity awards; and

•	ensure that our executive compensation program is designed and administered in a manner that appropriately manages risk to safeguard the interests of our stockholders’, as well as our employees’.

We have designed our executive compensation program with specific features to help achieve these goals and to promote related objectives that are important to our long-term success.

Roles and Responsibilities

Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing the Company’s response to the outcome of the advisory votes of stockholders on executive compensation (as discussed below), assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans.

2023 PROXY STATEMENT | 26

Compensation Discussion and Analysis

Our Board, our Compensation Committee and our CEO each play a role in setting the compensation of our NEOs. Our Board appoints the members of our Compensation Committee and delegates to the Compensation Committee direct responsibility for overseeing the design and administration of our executive compensation program. Our Board and our Compensation Committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. As discussed below, the Compensation Committee specifically considers the results from the annual stockholder advisory vote on executive compensation in making compensation decisions.

In February 2022, our Compensation Committee engaged the governance consulting firm of Morrow Sodali to assist with say-on-pay and the election of new directors.

In August 2022, our Compensation Committee engaged the compensation consulting firm of Pay Governance to assist the Committee in developing a peer group to benchmark executive compensation against other biotechnology, pharmaceutical, and life science companies with similar revenues and market capitalizations. Pay Governance then reviewed our current executive compensation program and made recommendations with respect to the design of our compensation program and future compensation decisions.

To assure independence, the Compensation Committee pre-approves all other work unrelated to executive compensation proposed to be provided by any compensation consultant it engages and considers all factors relevant to their independence from management, including, but not limited to, the following factors:

•	The provision of other services that the consultant provides to us;

•	The amount of fees received from us as a percentage of the consultant’s total revenue;

•	The consultant’s policies and procedures designed to prevent conflicts of interest;

•	Business or personal relationships of the consultant with our Compensation Committee members;

•	The amount of our stock owned by the consultant; and

•	Business or personal relationships of the consultant with our executive officers.

Our Say-on-Pay Vote; Stockholder Outreach

The Board and Compensation Committee are committed to soliciting feedback to inform the Board’s decisions and guide our compensation program. Our stockholder outreach in 2021, 2022, and going into 2023 provided the Board with valuable insight into our stockholders’ perspectives on our executive compensation. We are committed to sound compensation practices and will continue to enhance our compensation program as a result of stockholder input.

We have followed a consistent approach to the design of our executive compensation program for many years. The history of our say-on-pay results before 2020 generally demonstrated stockholder support for our program over several years. At our 2022 Annual Meeting of Stockholders, approximately 10.5% of our outstanding shares voted against our 2022 executive compensation resolution. As noted below, we conducted a Board-driven stockholder outreach and engaged with our top holders to better understand their concerns.

Following the 2022 Annual Meeting of Stockholders, the Compensation Committee continued the stockholder outreach program. This outreach focused on better understanding the perspectives of our stockholders regarding our executive compensation program structures and best practices in aligning executive compensation to the interests of our stockholders.

The executive compensation outreach initiative is in addition to our regular ongoing stockholder engagement. As part of our ongoing outreach efforts to inform our corporate policies, the Company proactively reached out to filing institutional stockholders to discuss the Company’s executive compensation philosophy, goals, and plans and to obtain an understanding of our stockholders’ concerns in advance of this filing. Approximately 19.4% of the Company’s outstanding shares of common stock were owned by filing institutional stockholders in 2022. Please see the “Shareholder Outreach” section on page 4 for a more fulsome disclosure on our shareholder outreach efforts.

2023 PROXY STATEMENT | 27

Compensation Discussion and Analysis

By The Numbers: Stockholder Engagement

We contacted 15 of our top institutional stockholders, representing approximately 10% of our total shares outstanding and approximately 53% of our shares held by institutional stockholders, with invitations to meet with our management and directors. These institutional stockholders represent the majority of our institutional investors at this time.	Our Independent Board Chair and Chair of our Compensation Committee participated in all of the stockholder engagement meetings.

Feedback from Stockholder Engagement

We heard a range of perspectives on our executive compensation program from stockholders during our outreach, all of which were considered by our Compensation Committee and the Board.

Our stockholders expressed a continuing desire to understand the specifics behind our executive compensation plan design including, rationale, key performance indicators, and qualitative metrics that align to both the short, mid and long-term strategy of the Company.

Our work to solicit stockholder feedback into our executive compensation program continues.

Following each Annual Meeting of stockholders, our Compensation Committee will review the say-on-pay results and engage with our stockholders to solicit feedback on our compensation program. Our Compensation Committee will use the stockholder feedback to inform and guide its compensation decisions for the following year. Our annual compensation cycle is generally as follows:

2023 PROXY STATEMENT | 28

Compensation Discussion and Analysis

Elements of Executive Compensation

Our compensation program consists of the following three (3) primary elements:

(1)	Base Salary. We provide a base salary for each NEO based on their job description and the scope of responsibilities for that position. We target a base salary generally at the median of our peer group (discussed below) for each NEO position.

(2)	Annual Cash Bonus Opportunity. The annual cash bonus is our primary short-term performance incentive. Our NEO target bonus awards range from 75% to 150% of their base salary, representing the “at risk” portion of the NEO’s total cash compensation. Our philosophy is to have a significant portion of each NEO’s total cash compensation “at-risk.” The Compensation Committee sets performance goals for cash bonuses that align pay with performance. Prior to 2022, our Compensation Committee prioritized the accomplishment of critical strategic and operational milestones. With the Company entering into its revenue generating phase, given the roll-out of its VLN® cigarettes and acquisition of GVB Biopharma, the Compensation Committee modified the compensation structure for 2022 cash bonuses to focus on a combination of measurable company financial and business objectives along with individual performance ratings.

(3)	Long-Term Incentive Awards. Long-term incentive awards are our primary retention tool and serve to provide for the continuity of key executives with incentives that align our executives’ interests with those of our stockholders’. For 2021 and 2022, these long-term incentive awards were generally comprised of restricted stock units with multi-year vesting. As of 2023, a portion of Long-Term Incentive Awards made to NEOs include performance-based metrics.

2023 PROXY STATEMENT | 29

Compensation Discussion and Analysis

Peer Group

We endeavor to set target total compensation, which consists of base salary, annual cash bonuses, and long-term incentives generally at the median of peer companies. Adjustments to the median depend on various factors, including the experience level of the individual executive and competitive market conditions. We use our peer group median compensation values to help determine the market compensation mix and as a general guide to determine salary recommendations, target annual cash bonus opportunity, and target annual long-term incentive value for each executive position. Compensation for top executives can be highly variable due to heavy weighting toward incentive compensation rather than fixed components.

With the assistance of Pay Governance in 2022, our Compensation Committee established a peer group consisting primarily of similarly situated biotechnology, pharmaceutical, and life science companies with revenues and a market capitalization similar to ours. The peer group established consists of the following companies:

Achieve Life Sciences	AquaBounty Technologies	Avid Bioservices	Benson Hill	Charlotte’s Web Holdings
ChromaDex Corporation	Cronos Group	GreenLight Biosciences	Hawkins	Jushi Holdings
Laird Superfood	Landec Corporation	Pear Therapeutics	PRECIGEN	Societal CDMO
The Valens Company	TILT Holdings	Village Farms International	Zynerba Pharmaceuticals

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. We have historically determined the base salary of each NEO based on the job description and scope of responsibilities of that position and assign each position a target annual salary generally at median for a comparable role among peer group companies. Once a base salary is set, we have historically provided a base salary increase of 0% - 5% annually depending on the performance of the NEO during the prior year and taking into account any other factors, such as recent salary increases, alignment with market bonuses or other compensation.

For 2022, we took the following actions with respect to the base salaries of our NEOs:

•	James Mish’s base salary increased from $450,000 to $472,500, a 4% increase.

•	John Franzino’s base salary increased from $315,000 to $330,750, a 5% increase.

•	John Miller joined the Company in 2022 with a base salary of $425,000.

•	R. Hugh Kinsman joined the Company in 2022 with a base salary of $290,000.

In February 2023, our Compensation Committee reviewed the 2022 base salaries of our NEOs in connection with the establishment of the new peer group set forth above. Mr. Mish and Mr. Kinsman received a base salary increase for 2023 because their 2022 base salaries were below the peer group median described above for their respective positions. The other NEOs did not receive a salary increase because their 2022 base salaries approximated the peer group median. The base salaries of each of our NEOs for 2023 is as follows:

Name	2023 Base Salary	Percentage Increase Over 2022 Base Salary
James A. Mish	$486,675	3%
John Franzino	$330,750	0%
John Miller	$425,000	0%
R. Hugh Kinsman	$370,000	28%

2023 PROXY STATEMENT | 30

Compensation Discussion and Analysis

2022 Annual Cash Bonus Opportunity

In general, our NEO target bonus awards range from 75% - 150% of an NEOs base salary depending on their position. The Compensation Committee aims to set performance goals for cash bonuses that align pay with performance. A number of factors are considered when calibrating goals, including the Company’s business strategies and company-wide goals. Prior to entering into its revenue phase, our Compensation Committee believed that the primary driver of stockholder value was derived from the research in and development of disruptive, plant-based solutions for the life science, consumer product, and pharmaceutical markets that we license to third-parties and/or manufacture and sell. Accordingly, our compensation program has historically focused less on objective metrics typically applicable to other revenue generating companies. In 2023, with the Company entering into its revenue phase, given the roll-out of its VLN® cigarettes and acquisition of GVB Biopharma, the Compensation Committee will focus on quantitative performance measures such as revenue and other financial metrics for a direct link to executive pay, along with an assessment of individual performance.

For 2022, our Compensation Committee generally weighted financial and business objectives versus individual objectives 80%/20% for the CEO and 60%/40% for most other executive officers. However, our cash bonus awards included an element of discretion as relegated to the Compensation Committee in order to compensate NEOs that performed extraordinarily well and incentivize and motivate our NEOs.

For 2022, our Compensation Committee challenged our NEOs with a number of strategic goals and objectives for 2022, including but not limited to:

•	Launch of VLN® reduced nicotine content cigarettes internationally;

•	Launch of VLN® reduced nicotine content cigarettes nationally following the successful pilot launch;

•	Increase of gross profit for cigar and cigarette contract manufacturing operations by $1,000,000;

•	Advancement of VLN® through securing strategic partnerships;

•	Increase of regulatory and legislative advocacy for VLN®, as well as within the hemp and cannabis business units;

•	Development of intellectual property for next generation VLN® blends;

•	Development of merger & acquisition strategy and business plan for hemp/cannabis division;

•	Development innovative intellectual property for hemp cannabis, tobacco and hops products;

•	Increase of cash position though capital markets activities;

•	Enhancement of operational finance process/reports;

•	Improvement of human resources and IT functions and processes; and

•	Establishment of compensation benchmarking.

At the end of the year, the Compensation Committee reviews each NEO’s individual performance objectives and goals against their performance throughout that same year, which performance is rated by both the individual NEO through a self-assessment as well as a review of performance by the CEO (for NEOs other than himself) and the Compensation Committee. Overcall, cash bonuses paid for 2022 performance were 36% lower than cash bonuses paid for 2021 performance. See section “CEO Pay Decisions Made in 2022” for additional details regarding how the Committee determined 2022 bonus earned for Mr. Mish. The target cash bonus amounts (and percentage of base salary) and the actual cash bonuses earned by our NEOs for 2022 are as follows:

Name	Target Cash Bonus (and percentage of Base Salary)	Actual Cash Bonus Earned	Bonus Earned as a % of Target
James A. Mish	$708,750 (150%)	$481,950	68%
John Franzino	$248,062 (75%)	$238,140	96%
R. Hugh Kinsman	$217,500 (75%)	$90,575	42%
John Miller	$318,750 (75%)	$160,000	50%

2022 Long-Term Incentive Program Awards

Our Compensation Committee strongly believes that using equity awards with multi-year vesting periods reinforces the alignment of the interests of executives with those of stockholders and assists us to retain our executives. We maintain our omnibus incentive plan for the purpose of granting various types of equity awards, including restricted stock units, to provide incentives for management to increase stockholder value. In addition, the multi-year nature of the vesting periods encourages executives to stay with the Company, which is important to us in light of the competitive labor market for talented executives.

2023 PROXY STATEMENT | 31

Compensation Discussion and Analysis

Our Compensation Committee has authority to determine eligible participants, the types of awards, and the terms and conditions of awards. As part of their total compensation package, each NEO is assigned an annual dollar value target for these long-term incentive plan awards which is adjusted up or down depending on the individual’s and the Company’s actual performance during the prior year. For 2021 and 2022, NEOs were generally awarded restricted stock units with a three-year vesting period, subject to continued service with us. The number of restricted stock units for each award is determined by converting the dollar value into a number of shares based on our average closing stock price during the six (6) months preceding the award date. The Compensation Committee expects to continue this practice in 2023.

During 2022, Mr. Miller received an award of seven hundred and fifty thousand (750,000) performance shares, with one-third of such shares to vest annually in 2023, 2024, and 2025 provided our tobacco business plan revenue objectives and other measurable performance requirements are satisfied. The performance shares were issued to incentivize Mr. Miller to successfully roll-out our VLN® pilot program. In order for Mr. Miller to receive all two hundred and fifty thousand (250,000) shares in the first tranche, the Company’s business plan revenue objective for the tobacco business unit for the prior twelve (12) month period must have been met, and at least four (4) senior level strategic partnership discussions must have been initiated. Mr. Miller initiated at least four (4) senior level strategic partnership discussions but did not fully meet the revenue objectives for the tobacco business unit. Based on the predetermined metrics, the Compensation Committee determined that Mr. Miller earned one hundred and fifty thousand (150,000) of the initial one-third tranche of the performance shares.

The long-term incentive plan awards are used to motivate and retain employees as well as promote employee stock ownership. We do not issue the shares until the vesting conditions have been satisfied. We currently do not use stock options as part of our compensation package. Since we grant fewer shares with these types of awards than we would have granted in the form of options, stock grants help us manage dilution that we would otherwise experience in granting options.

As we continue to grow, our Compensation Committee is committed to exploring ways to further and more directly tie future long-term incentive plan award vesting to performance and the achievement of future company and individual goals. As part of this process, the Compensation Committee is shifting its focus on granting long-term incentive awards on a backward-looking basis (i.e., how executive performed in the prior years) to granting long-term incentive awards on a forwarding-looking basis with a portion that is performance-based.

For 2022, we awarded our NEOs the following RSUs:

Name	RSU Grant Value	Number of Shares
James A. Mish(1)	$3,025,989	1,381,730
John Franzino	$264,736	120,884
John Miller(2)	$982,500	750,000	(2)
R. Hugh Kinsman(3)	N/A	N/A

(1)	Comprises an RSU grant of 950,000 vesting 50% over two (2) years to reflect performance since becoming CEO and an annual grant of 431,730 vesting over three (3) years to reflect 2022 performance.

(2)	Represents performance shares, as discussed above.

(3)	Due to the timing of his appointment, Mr. Kinsman was not awarded a long-term equity incentive award during 2022.

CEO Pay Decisions Made in 2022

In 2022, Mr. Mish’s base salary was increased by 4% to four hundred and seventy-two thousand, five hundred dollars ($472,500). In 2023 , Mr. Mish’s salary was increased by 3% to four hundred and eighty-six thousand, six hundred and seventy-five dollars ($486,675). In both instances, Mr. Mish’s salary was increased because it was below the peer group median determined at the time of the increase.

2023 PROXY STATEMENT | 32

Compensation Discussion and Analysis

Mr. Mish received a cash bonus of four hundred and eighty-one thousand, nine hundred and fifty dollars ($481,950) for his 2022 performance, which is -21% lower than his cash bonus of six hundred and eight thousand dollars ($608,000) for his 2021 performance. As CEO, the Compensation Committee determined 80% of Mr. Mish’s cash bonus amount based on the Company’s achievement of financial and business objectives while the other 20% was determined using individual objectives. The Compensation Committee determined that the Company realized approximately 60% of its financial and business objectives, while Mr. Mish completed 100% of his individual objectives. Thus, it was determined Mr. Mish would receive 68% of his target cash bonus.

In March 2022, Mr. Mish received an annual award of four hundred and thirty-one, seven hundred and thirty (431,730) restricted stock units (“RSUs”) vesting over three (3) years, plus an award of nine hundred and fifty thousand (950,000) RSUs vesting of two (2) years. The nine hundred and fifty thousand (950,000) RSUs were issued to Mr. Mish on a backward-looking basis and in consideration of his performance since becoming CEO of the Company. Beginning in 2023, the Compensation Committee is shifting its focus on granting long-term incentive awards on a backward-looking basis to a forwarding-looking basis with a portion that is performance-based.

The following table presents additional information about the compensation of our CEO during fiscal years 2020, 2021, and 2022 that differs from the Summary Compensation Table shown on page 36 and is intended to illustrate the backward-looking nature of the equity awards granted to our CEO. The following table presents, in the “Stock Awards” column, how the Compensation Committee intended the 950,000 RSUs valued at $2,080,500 to be aligned with his performance since becoming CEO in 2020 rather than fully in 2022. This table is not intended to be a substitute for the Summary Compensation Table shown on page 36.

Name and						Non-Equity
Principal				Option	Stock	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
James A. Mish	2022	$470,976	$—	$—	$1,777,689	$481,950	$32,179	$2,762,794
Chief Executive Officer	2021	$452,763	$—	$—	$2,272,200	$608,000	$33,721	$3,366,684
	2020	$241,093	$—	$—	$534,330	$675,000	$8,760	$1,459,183

Stock Ownership Policy

We strongly encourage our officers and directors to own shares of our common stock in order to align their interests with those of stockholders’. Our stock ownership policy is designed to focus our senior officers and directors on long-term stockholder value creation. Our policy sets stock ownership targets for senior officers as a multiple of base salary and for non-employee directors as a multiple of their annual retainer (exclusive of chair fees).

Executive officers and non-employee directors are expected to meet their target ownership level by the later of the fifth anniversary of their appointment to their position and the fifth anniversary of the effective date of the policy. Individuals who have not achieved their target ownership level by the applicable deadline will be expected to retain all of their equity awards, net of the amount of shares sufficient to cover any taxes or exercise price due in connection with such equity awards, until the target ownership level is met.

2023 PROXY STATEMENT | 33

Compensation Discussion and Analysis

Retirement and Other Benefits

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k)-plan pursuant to which we make a safe harbor non-elective contribution of 3% of the employee’s annual compensation—subject to certain wage maximums. We also provide health and dental insurance, group-term life insurance, and long-term disability insurance to the employees. We do not maintain any pension or non-qualified deferred compensation plans.

Compensation on Termination of Employment

Each of our NEOs has an employment agreement that provides for severance in the event they are terminated without cause or they leave for good reason. We believe these agreements are important to attract and retain NEOs since many companies we compete with offer severance compensation. For additional information on compensation on termination of employment, see “Executive Compensation — Employment Agreements with Named Executive Officers” and “Executive Compensation — Compensation on Termination of Employment.”

Policy on Hedging Transactions

We prohibit our officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of their company securities. This prevents our officers and directors from continuing to own company securities without having the full risks and rewards of ownership.

Recoupment/Clawback Policies

The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under GAAP and SEC rules. We acknowledge the SEC’s new Rule 10D-1 regarding clawback policies and NASDAQ’s Proposed Listing Rule 5608(a). Once final, we will comply accordingly.

Compensation Committee Report

For the year ended December 31, 2022, the Compensation Committee reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of directors that the CD&A be included in this proxy statement.

Richard M. Sanders, Chair

Roger O’Brien

Anthony Johnson

Nora B. Sullivan

2023 PROXY STATEMENT | 34

Audit Committee Report

Executive Compensation

SUMMARY COMPENSATION TABLE FOR 2022

The following table summarizes the compensation of our NEOs for 2022. The amounts reported for stock awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our performance, stock price and continued employment.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
James A. Mish	2022	$470,976	$—	$—	$3,025,989	$481,950	$32,179	$4,011,094
Chief Executive Officer	2021	$452,763	$—	$—	$1,440,000	$608,000	$33,721	$2,534,484
	2020	$241,093	$—	$—	$118,230	$675,000	$8,760	$1,043,083
R. Hugh Kinsman (4)	2022	$160,033	$—	$—	$—	$90,575	$4,646	$255,254
Chief Financial Officer
John J. Miller (5)	2022	$277,836	$—	$—	$982,500	$160,000	$19,625	$1,439,961
President of Tobacco
John Franzino	2022	$294,606	$—	$—	$264,736	$238,140	$30,323	$827,805
Chief Administrative Officer	2021	$308,849	$—	$—	$576,000	$200,813	$26,179	$1,111,841
	2020	$158,213	$—	$—	$142,005	$125,000	$10,030	$435,248
Michael J. Zercher	2022	$291,923	$—	$—	$461,525	$—	$726,962	$1,479,909
Former President and Chief Operating Officer	2021	$368,060	$—	$192,950	$1,440,000	$638,100	$33,721	$2,672,831
	2020	$366,431	$—	$—	$447,831	$366,100	$31,970	$1,212,332
Richard Fitzgerald	2022	$159,892	$—	$—	$273,141	$—	$4,473	$437,505
Former Chief Financial Officer	2021	$43,860	$—	$—	$—	$75,000	$807	$119,667

(1)	Represents the grant date fair value computed in accordance with FASB ASC 718. The assumptions used for the option awards are set forth in Note 15 “Equity Based Compensation” of the Notes to the Consolidated Financial Statements contained in Item 8 of this report.

(2)	The fair value of each restricted stock unit is based on the stock price of the Company’s common stock on the grant date of the award.

(3)	All Other Compensation consists of the following:

				Employer
				Contributions
				to Company	All Other
		Fringe		401(k)	Compensation
Name	Year	Benefits *	Severance	Plan	Total
James A. Mish	2022	$23,029	$—	$9,150	$32,179
R. Hugh Kinsman	2022	$3,977	$—	$669	$4,646
John J. Miller	2022	$19,625	$—	$—	$19,625
John Franzino	2022	$21,173	$—	$9,150	$30,323
Michael J. Zercher	2022	$26,150	$691,662	$9,150	$726,962
Richard Fitzgerald	2022	$4,473	$—	$—	$4,473

*     Includes Company paid premiums for health insurance, dental insurance, group-term life insurance, and long-term disability insurance.

(4)	Mr. Kinsman joined the Company in May 2022.

(5)	Mr. Miller joined the Company in May 2022.

CEO Pay Ratio

We have estimated the ratio between our 2022 Chief Executive Officer’s total compensation and the median annual total compensation of all employees (except the Chief Executive Officer). In searching for the median employee we considered taxable compensation totals in 2022. We identified the “Median Employee” based on the taxable compensation of all active full-time and part-time employees employed by us on December 31, 2022 (annualizing salaries for hires made mid-year), then we calculated the Median Employee’s compensation under the Summary Compensation Table rules. Our Chief Executive Officer had annual total compensation in 2022 of four million, eleven thousand and ninety four dollars ($4,011,094) and our Median Employee had annual total compensation of fifty-five thousand, one hundred and fifty dollars ($55,150). Therefore, we estimate that our Chief Executive Officer’s annual total compensation in 2022 is seventy-three (73) times that of the median of the annual total compensation of all of our employees.

2023 PROXY STATEMENT | 35

Audit Committee Report

Grants of Plan-Based Awards

GRANTS OF PLAN BASED AWARDS DURING 2022

As described above in the Compensation Discussion and Analysis, we granted restricted stock units to our NEOs in 2022. The following table sets forth information regarding all such awards:

							Grant Date
			Restricted		Stock		Fair Value
			Stock Unit		Option	Exercise	Restricted
			Awards:		Awards:	Price of	Stock Units,
			Number of		Number	Option	Stock Awards
		Date of Board	Shares of		of Shares	Awards	and Option
Name	Grant Date	Action	Stock (#)		(#)	($)	Awards ($) (2)
James A. Mish	3/21/2022	3/19/2022	431,730	(1)	—	—	$945,489
	3/21/2022	3/21/2022	950,000	(2)	—	—	$2,080,500
R. Hugh Kinsman	—	—	—		—	—	$—
John J. Miller	10/31/2022	10/31/2022	750,000	(3)	—	—	$982,500
John Franzino	3/21/2022	3/21/2022	120,884	(1)	—	—	$264,736
Richard Fitzgerald	3/21/2022	3/21/2022	124,722	(1)	—	—	$273,141
Michael J. Zercher	3/21/2022	3/21/2022	210,742	(1)	—	—	$461,525

(1)	Represents RSUs which vest in equal increments over three years on March 21, 2023, 2024 and 2025, subject to continued service.

(2)	Represents RSUs which vest in equal increments over two years on March 21, 2023 and 2024, subject to continued service.

(3)	Represent an award of 750,000 performance shares, with one-third of such shares vesting on each of May 1, 2023, 2024 and 2025 provided that our tobacco business plan revenue objectives and other performance requirements are satisfied at such times

Outstanding Equity Awards

The following table sets forth information about outstanding equity awards held on December 31, 2022 by our NEOs.

							Equity Incentive
							Plan Awards:
							Market or
							Payout Value of
	Number of	Number of					Unearned
	Securities	Securities			Equity Incentive Plan		Shares,
	Underlying	Underlying			Awards: Number of		Restricted Stock
	Unexercised	Unexercised			Unearned Shares,		Units or Other
	Options	Options	Option	Option	Restricted Stock Units or		Rights That
	Exercisable	Unexercisable	Exercise	Expiration	Other Rights That Have		Have Not Vested
Name	(#)	(#)	Price	Date	Not Vested (#)		($) (5)
James A. Mish	—	—	—	—	431,730	(1)	$397,623
	—	—	—	—	950,000	(2)	$874,950
	—	—	—	—	300,000	(3)	$276,300
R. Hugh Kinsman	—	—	—	—	—		$—
John J. Miller	—	—	—	—	750,000	(4)	$690,750
John Franzino	—	—	—	—	120,884	(1)	$111,334
	—	—	—	—	120,000	(3)	$110,520
Richard Fitzgerald	—	—	—	—	—		$—
Michael J. Zercher	650,000	—	$1.07	9/30/2024	—		$—
	68,000	—	$1.39	9/30/2024	—		$—
	77,875	—	$2.76	9/30/2024	—		$—
	85,000	—	$3.2	9/30/2024	—		$—

(1)	Represents RSUs which vest in equal increments over three years on March 21, 2023, 2024 and 2025.

(2)	Represents RSUs which vest in equal increments over two years on March 21, 2023 and 2024.

(3)	Represents RSUs which vest in equal increments over two years on March 19, 2023 and 2024.

(4)	Represents performance shares, with one-third of such shares vesting on each of May 1, 2023, 2024 and 2025 provided that our tobacco business plan revenue objectives and other performance requirements are satisfied at such times.

(5)	The amounts in this column are based on the closing stock price of the Company’s common stock on December 31, 2022. These amounts do not reflect the actual amounts that may be realized.

2023 PROXY STATEMENT | 36

Audit Committee Report

Option Exercises and Stock Vested in 2022

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($) (1)
James A. Mish	—	$—	150,000	$352,500
R. Hugh Kinsman	—	$—	—	$—
John J. Miller	—	$—	—	$—
John Franzino	—	$—	135,000	$281,750
Richard Fitzgerald	—	$—	—	$—
Michael J. Zercher	—	$—	906,802	$1,342,044

(1)	The value realized on vesting is based on the closing stock price of the Company’s common stock on the date of vesting or date of exercise. The amount does not reflect the actual amount that may be realized.

Pay versus Performance

The following table shows the past two (2) fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (TSR), and our net income (loss).

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2022 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.

Value of Initial
			Average		Fixed $100
			Summary	Average	Investment
	Summary		Compensation	Compensation	Based on
	Compensation	Compensation	Table Total	Actually Paid	Total
	Table Total for	Actually Paid to	for Non-PEO-	to Non-PEO-	Shareholder	Net Income ($000s)
Year	PEO (1)	PEO (2)	NEOs (1)	NEOs (3)	Return(4)	(Loss)(5)
2022	$4,011,094	$1,495,978	$888,087	$411,232	$42	$(59,801)
2021	$2,534,464	$2,829,984	$1,301,446	$895,493	$140	$(32,609)

(1)	For each year represented, James A. Mish was our principal executive officer (“PEO”) and our non-PEO NEOs for 2022 were to John Franzino, Michael J. Zercher, R. Hugh Kinsman, John J. Miller and Richard Fitzgerald and for 2021 they were Richard Fitzgerald, John Franzino and Michael J. Zercher.

(2)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

	Less:	Plus:	Plus (Less):	Plus (Less):
	Total	Value	Year over Year	Vesting Date Value
	Equity	Of Awards Granted	Change in Fair Value	Of Awards that Vested	Total
Year	Compensation	During Current Year	Of Unvested Awards	During Current Year	Adjustments
2022	$(3,025,989)	$1,272,573	$(650,700)	$(111,000)	$1,495,978
2021	$(1,440,000)	$1,390,500	$—	$345,000	$2,829,984

(3)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our non-PEO NEO’s:

2023 PROXY STATEMENT | 37

Audit Committee Report

			Plus (Less):	Plus (Less):
		Plus: Value	Year over Year	Vesting Date Value	Plus: Value of
	Less: Total	Of Awards Granted	Change in Fair Value	Of Awards that Vested	Award Granted and Vested
Year	Equity Compensation	During Current Year	Of Unvested Awards	During Current Year	During Current Year	Total Adjustments
2022	$(396,380)	$160,417	$(52,056)	$(227,908)	$39,072	$411,232
2021	$(441,790)	$389,340	$95,565	$71,511	$	$895,493

(4)	Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in XXII common stock on December 31, 2020.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financial statements and primary focus on research and development for utilizing advanced alkaloid plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis and hops, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. From 2021 to 2022, our net loss increased and the Compensation Actually Paid our PEO and Non-PEO NEOs also decreased between those years.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2021 and 2022. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our shareholders to maximize long-term value and encourages long-term employment.

2023 PROXY STATEMENT | 38

Audit Committee Report

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs as follows:

James A. Mish. Pursuant to the employment agreement entered into between James A. Mish and the Company on May 22, 2020, Mr. Mish will earn an initial base salary of $450,000 (which has been increased to $486,675) and shall be eligible for future cash bonuses and awards of performance units as a percentage of base salary based on the achievement of performance targets to be established by the Company. As a one-time inducement, the Company agreed to an award of 150,000 RSUs, vesting on the one-year anniversary of the date of grant, subject to continued service.

If Mr. Mish’s employment is terminated by the Company without Cause or by such executive for Good Reason (as such terms are defined in the employment agreement), then he will be entitled to a severance benefit in the form of (i) a continuation of his then-base salary for a period ending on the earlier of 12 months or the remaining term of the employment agreement (plus continuing health care coverage during such period) and (ii) the payment of a pro-rated bonus award.

R. Hugh Kinsman. Pursuant to the employment agreement entered into between R. High Kinsman and the Company on June 15, 2022, Mr. Kinsman will earn an initial base salary of $290,000 (which has been increased to $370,000) and he shall be eligible for future cash bonuses and awards of performance units as a percentage of base salary based on the achievement of performance targets to be established by the Company. If Mr. Kinsman’s employment is terminated by the Company without Cause (as defined in the employment agreement), then he will be entitled to a severance benefit in the form of a continuation of his then-base salary for a period of 12 months (plus continuing health care coverage during such period).

John Franzino. Pursuant to the employment agreement entered into between John Franzino and the Company dated April 8, 2020, Mr. Franzino earned an initial base salary of $250,000 (which has been increased to $330,750) and shall be eligible for future cash bonuses and equity awards. As a one-time inducement, the Company agreed to an award of 100,000 RSUs, with 50,000 RSUs vesting on the one-year anniversary of the date of grant and 50,000 RSUs vesting on the two-year anniversary of the grant date, subject to continued service.

If Mr. Franzino’s employment is terminated by the Company without Cause or by such executive for Good Reason (as such terms are defined in the employment agreement), then he will be entitled to a severance benefit in the form of (i) a continuation of his then-base salary for a period of 12 months and (ii) the payment of any earned but unpaid bonus award.

The employment agreement of Mr. Franzino also provides that in the event of a change in control (as defined in his employment agreement) of our Company, then during the three (3)-year period following such change in control if certain triggering events occur, such as if he is terminated other than for Cause (as defined in his employment agreement), death or disability, or if his responsibilities are diminished after the change in control as compared to his responsibilities prior to the change in control, or if his base salary or benefits are reduced, or he is required to relocate more than twenty-five (25) miles from his then current place of employment, then in any such events he will have the option, exercisable within ninety (90) days of the occurrence of such an event, to resign his employment with us, in which case he will be entitled to receive: (a) his base salary for twelve (12) months thereafter; and (b) the immediate vesting of all options and/or restricted stock grants previously granted or to be granted to him.

John Miller. We entered into an employment agreement on November 11, 2022 with Mr. Miller for an initial term until November 2025 pursuant to which he earns an annual base salary of approximately $425,000. Pursuant to a Consulting Agreement with the Company entered into on May 4, 2022, Mr. Miller previously received an award of 750,000 performance shares, with one-third of such shares vesting on each of May 1, 2023, 2024 and 2025 provided that the Company’s tobacco business plan revenue objectives and other performance requirements are satisfied at such times. The performance shares shall automatically vest upon the occurrence of change in control of the Company or similar event or in the event Mr. Miller terminates his employment for “Good Cause”; which means either an involuntary reduction in pay, change in reporting structure or a requirement to relocate.

Compensation on Termination of Employment

The following table illustrates the additional compensation that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2022. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

2023 PROXY STATEMENT | 39

Audit Committee Report

Estimated Additional Compensation Triggered by Termination of
Employment If Termination on the Last Business Day of 2022

				Early
				Vesting
				of	Early
			Fringe	Restricted	Vesting
	Salary		Benefits	Stock	of Stock
Name	Multiple	Salary	(1)	Units (2)	Options	Total
Termination by the Company Without Cause or by the Executive for Good Reason
James A. Mish	1x	$486,675	$21,488	$1,548,873	$—	$2,057,037
R. Hugh Kinsman	1x	$370,000	$21,367	$—	$—	$391,367
John J. Miller	1x	$425,000	$21,488	$690,750	$—	$1,137,238
John Franzino	1x	$330,750	$—	$221,854	$—	$552,604
Death or Disability
James A. Mish	n/a	$—	$—	$1,548,873	$—	$1,548,873
R. Hugh Kinsman	n/a	$—	$—	$—	$—	$—
John J. Miller	n/a	$—	$—	$690,750	$—	$690,750
John Franzino	n/a	$—	$—	$221,854	$—	$221,854
Change of Control with Triggering Event
James A. Mish	1x	$486,675	$21,488	$1,548,873	$—	$2,057,037
R. Hugh Kinsman	1x	$370,000	$21,367	$—	$—	$391,367
John J. Miller	1x	$425,000	$21,488	$690,750	$—	$1,137,238
John Franzino	1x	$330,750	$—	$221,854	$—	$552,604

(1)	Health and dental insurance payments and group-term life insurance and long-term disability insurance payments have been estimated based on current rates for a period of 12 months.

The dollar amount is calculated based on the closing price of our common stock on December 31, 2022.

2023 PROXY STATEMENT | 40

Audit Committee Report

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2022 with Freed Maxick CPAs, P.C. (“Freed”), our independent public accounting firm for fiscal 2022, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with Freed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received the written disclosures and the letter from Freed mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Board of Directors concerning independence and has discussed with Freed its independence and has considered whether the provision of non-audit services provided by Freed is compatible with maintaining Freed’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Board of Directors has selected Freed as our independent auditor for 2023.

This report is submitted by the members of the Audit Committee of the Board of Directors:

Nora B. Sullivan (Chair)
Anthony Johnson Richard M. Sanders

Dr. Michael Koganov

2023 PROXY STATEMENT | 41

Proposal Three: Approval of Increase in Number of Authorized Shares of Common Stock

Proposal Three: Approval of an Increase in the Number of Shares of Authorized Common Stock from Three Hundred Million (300,000,000) to Five Hundred Million (500,000,000)

General

Under our Articles of Incorporation as amended (our “Articles of Incorporation”), the total number of shares of all classes of capital stock that we are authorized to issue is three hundred ten million (310,000,000), consisting of (i) three hundred million (300,000,000) designated as common stock, $0.00001 par value per share, and (ii) ten million (10,000,000) designated as preferred stock, $0.00001 par value per share. Our Board of Directors has determined that it is advisable to increase (i) the authorized number of authorized shares from three hundred ten million (310,000,000) to five hundred ten million (510,000,000) and (2) the authorized number of shares of common stock from three hundred million (300,000,000) to five hundred million (500,000,000) and recommends that our stockholders approve an amendment to our Articles of Incorporation to effect the proposed increases. The amendment to the Articles of Incorporation that you are being asked to approve pursuant to this Proposal No. 3 will be substantially in the form of appendix a attached to this Proxy Statement.

Purpose of the Increase in Authorized Shares

As of April 7, 2023, we had three hundred million (300,000,000) shares of common stock authorized, of which 222,057,9272 shares were issued and outstanding. Of the remaining 77,942,073 authorized shares, 22,748,174 shares are reserved for issuance upon the exercise of issued and outstanding warrants, 4,805,657 shares are reserved for issuance upon the exercise of issued and outstanding equity option awards, 6,569,718 shares are reserved for unvested restricted stock units and 203,691 shares are reserved for future issuance under our stock incentive plan (increasing to 3,703,691 shares if Proposal No. 4 is approved). Accordingly, based on the foregoing, as of April 7, 2023, there are only approximately 40,114,832 shares of our authorized common stock unreserved and available for future issuance.

Our Board believes it is in the best interest of our Company to increase the number of authorized shares of our common stock to give us greater flexibility in considering and planning for future potential business needs, including to raise additional capital in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. We do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of common stock that will become available for issuance if this proposal is approved and the proposed amendment is effected. Having the additional authorized shares available will also help to provide appropriate equity incentives to assist in the recruitment and retention of employees.

We have not proposed the increase in the number of authorized shares of common stock with the purpose or intention of using the additional authorized shares for anti-takeover purposes, such as to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company that our Board does not support, but we could use the additional shares for such purpose.

Rights of Additional Authorized Shares

The proposed amendment to our Articles of Incorporation would not have any effect on the par value per share of our common stock. Our common stock is a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by the proposed amendment would have rights identical to our currently outstanding common stock. Should our Board issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock would have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

2 Includes 5.0 million shares to be issued in connection with the License and Distribution Agreement entered into with Cookies Creative Consulting & Promotions, Inc. on April 4, 2023.

2023 PROXY STATEMENT | 42

Proposal Three: Approval of Increase in Number of Authorized Shares of Common Stock

Potential Adverse Effects

We have not proposed the increase in the number of authorized shares of common stock with the purpose or intention of using the additional authorized shares for anti-takeover purposes, such as to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company that our Board does not support, but we could use the additional shares for such purpose. The proposed amendment, if effected, will increase the number of authorized but unissued shares of our common stock, and, subject to compliance with law and the listing rules of the Nasdaq Stock Market, our Board could issue, without further stockholder approval, the additional shares available as a result of such increase in one or more transactions that could make it more difficult for a party to effect a takeover or change in control of the Company that our Board does not support.

Risks of Not Approving This Proposal

If the stockholders do not approve this proposal, our ability to pursue opportunities in which shares of our common stock could be issued that our Board may determine would otherwise be in the best interest of the Company and our stockholders, including financing and strategic transaction opportunities and employee recruitment and retention purposes, as described above under the header, “Purpose of the Increase in Authorized Shares” would be negatively impacted.

Our Board of Directors recommends that the stockholders vote “FOR” the proposal to increase the number of authorized shares of our common stock.

2023 PROXY STATEMENT | 43

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Proposal Four: Approval of the Amendment and Restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan

Our Board is seeking stockholder approval of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan, as amended and restated (the “Plan”). We are amending and restating the Plan primarily to increase the number of shares of our common stock available for issuance under the Plan by 3,500,000 shares to continue to meet our compensation goals for current and future years. The amendment and restatement of the Plan is contingent on stockholder approval.

We use equity compensation as a key tool for attracting, motivating, and retaining talented individuals (not just senior executives).  The Amended 2021 Omnibus Incentive Plan will allow us to utilize equity incentives in order to secure and retain the services of qualified personnel, especially as we grow, and in light of the highly competitive market for employee talent in which we operate, and to provide long-term incentives for alignment with the interests of our stockholders.

If the Plan as amended and restated is approved by our stockholders, it will continue to allow for the granting of equity and cash incentive awards to eligible individuals and will authorize the issuance of up to a total of 3,500,000 shares of our common stock pursuant to awards under the Plan. Awards under the Plan are intended to support the creation of long-term value and business returns for our stockholders. We believe that the Plan strikes an appropriate balance between rewarding performance and limiting stockholder dilution, while providing our Company with the flexibility to meet changing compensation needs. If the Plan as amended and restated is not approved by our stockholders, then the Plan as in effect prior to its amendment and restatement will remain in full force and effect.

Updated Share Information, Authorized Shares and Stock Price

As of April 7, 2023, there remained a total of 203,691 shares of common stock available under the Plan, before any increase in available shares takes effect. As of April 7, 2023, there were outstanding awards under the Plan relating to 11,375,375 shares, consisting of one (1) option to purchase 4,805,657 shares with a weighted average exercise price of $1.65 and an average remaining term of 2.07 years, and two (2) restricted stock or restricted stock unit awards relating to 6,569,718 shares.

Our amended and restated certificate of incorporation authorizes the issuance of 300,000,000 shares of common stock. There were 222,057,9273 shares of common stock issued and outstanding as of April 7, 2023 and the market value of a share of common stock as of that date was $.7160.

To determine the number of shares of common stock to be authorized under the Plan, our Board considered the number of shares remaining available under the Plan, the needs of our Company for shares, based on the current and expected future equity grant mix, and the potential dilution that awarding the requested shares may cause to existing stockholders.

Taking into consideration the factors described above, our Board determined that 3,500,000 additional shares should be authorized under the Plan. We estimate that the additional 3,500,000 shares that will be reserved for issuance under the Plan if the Plan is approved could result in a maximum potential dilution to our existing stockholders of approximately 2%, based on the 222,057,927 shares of common stock issued and outstanding as of April 7, 2023.

3 Includes 5.0 million shares to be issued in connection with the License and Distribution Agreement entered into with Cookies Creative Consulting & Promotions, Inc. on April 4, 2023.

2023 PROXY STATEMENT | 44

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Because this proposal to approve the Plan does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix B and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

Purpose and Effective Date

The two complementary purposes of the Plan are (1) to attract, retain, focus and motivate our executives and other selected employees, directors, consultants and advisors; and (2) to increase stockholder value. Our Board amended and restated the Plan on March 7, 2023, contingent on approval by the Company’s stockholders. The Plan as amended and restated will become effective upon receiving stockholder approval at the 2023 Annual Meeting.

Administration and Eligibility

The Compensation Committee of our Board, or any successor committee with similar authority that the Board may appoint, which in either case consists of not less than two members of the Board who meet the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (either referred to as the “Committee”) will administer the Plan and all awards (the “Administrator”). The Plan authorizes the Committee to interpret the provisions of the Plan and awards; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion. The Board may also administer the Plan to the extent it retains authority and responsibility as administrator of the Plan.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Compensation Committee may delegate to one or more of our officers, any or all of their respective authority and responsibility as an administrator of the Plan. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of our Company or its affiliates; any individual who we or one of our affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently the persons eligible to participate in the Plan consist of approximately 112 employees and 7 non-employee directors.

Types of Awards

The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards. These award types are described in further detail below.

Stock Subject to the Plan and Award Limits

Prior to the currently proposed amendment and restatement, the Plan provided that 5,000,000 shares of our common stock were reserved for issuance under the Plan. The Plan also provided that we may issue an aggregate of 5,000,000 shares upon the exercise of incentive stock options. Other award types authorized by the Plan include nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards.

2023 PROXY STATEMENT | 45

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

The Plan as amended and restated provides that an aggregate of 8,500,000 shares of our common stock will be reserved for issuance under the Plan, and that we may issue an aggregate of 8,500,000 shares upon the exercise of incentive stock options.

The number of shares reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant. In general, if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be re-credited to the reserve.

The Plan also provides that any shares subject to awards granted under the 2014 Omnibus Incentive Plan (the “Prior Plan”) that would be re-credited to the Prior Plan’s reserve if the Prior Plan was still in effect (but applying the provisions concerning share recycling of the Plan and the Prior Plan’s limits on re-crediting), then those shares will be available for the purpose of granting awards under the Plan, thereby increasing the reserve.

Subject to the Plan’s adjustment provisions, the maximum number of shares that may be subject to awards granted during any fiscal year to any non-employee director shall not exceed that number of shares that equates to a grant date fair value of, when added to any cash compensation received by such non-employee director, $600,000 (the “Director Limit”). However, the Board of Directors may make exceptions to these limits in extraordinary circumstances as the Board may determine in its discretion, so long as the non-employee director receive such additional compensation may not participation in the decision to award such compensation.

Options

The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant (other than in the case of an option that is not an incentive stock option and that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) and the option must terminate no later than ten years after the date of grant. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made (1) by delivery of cash or other of our shares or other securities having a then fair market value equal to the purchase price of such shares; (2) by delivery to us or our designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to us to pay for the exercise price; (3) by surrendering the right to receive shares otherwise deliverable to the participant upon exercise of the award having a fair market value at the time of exercise equal to the total exercise price; or (4) by any combination of (1), (2) and/or (3). Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of our common stock as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Stock Appreciation Rights

The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of our common stock during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant (unless the stock appreciation right complies with Code Section 409A) and the stock appreciation right must terminate no later than ten years after the date of grant.

2023 PROXY STATEMENT | 46

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Performance and Stock Awards

The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of our common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of our common stock. Performance share means the right to receive shares of our common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of our common stock, to the extent performance goals are achieved. The terms and conditions that the Administrator will determine include the length of the vesting and/or performance period.

Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. An incentive awards is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalents and Dividends

In no event may dividends or dividend equivalent units be awarded with respect to options, stock appreciation rights or any other stock-based award that is not a grant of performance shares, performance units, restricted stock, restricted stock units or shares. For the avoidance of doubt, the Plan expressly prohibits the payment of dividends or dividend equivalent units on unvested awards for all equity award types.

If cash dividends are paid while shares of restricted stock are unvested, then such dividends will either, at the discretion of the Administrator, be (1) automatically reinvested as additional shares of restricted stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted stock, or (2) paid in cash at the same time and the same extent that the restricted stock vests. For clarity, in no event will dividends be distributed to a participant unless, until and to the same extent as the underlying shares of restricted stock vest. The Administrator may grant dividend equivalent units only in tandem with restricted stock units, performance shares or performance units. For clarity, in no event will a participant receive payment with respect to a dividend equivalent unit unless, until and to the same extent as the tandem award vests and is paid.

Other Stock-Based Awards

The Administrator may grant to participants other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of our common stock, either alone or in addition to or in conjunction with other awards, and payable in shares or cash. Subject to the limits of the Plan, an award may include the issuance of shares of unrestricted common stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire our common stock from us. The Administrator will generally determine all terms and conditions of the award, except that any award that provides for purchase rights must be priced at 100% of fair market value on the date of the award.

Minimum Vesting and Discretion to Accelerate

All awards granted under the Plan that may be settled in shares must have a minimum vesting period of one year from the date of grant, although that minimum vesting period will not apply to awards with respect to up to 5% of the total number of shares reserved under the Plan. For purposes of awards granted to non-employee directors, “one year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting as long as the period of time is not less than 50 weeks. The Administrator may accelerate the vesting of an award or deem an award to be earned, in whole or in part, in the event of a participant’s death, disability, retirement, or termination without cause, as provided in the Plan’s provisions concerning a change of control or upon any other event as determined by the Administrator in its sole and absolute discretion.

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Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Performance Goals

For purposes of the Plan, performance goals means any goals the Administrator establishes. Performance goals may, without limitation, relate to one or more of the following with respect to us or any one or more of our subsidiaries, affiliates or other business units: net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares; basic earnings per share; diluted earnings per share; return on stockholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; productivity measurements; revenue to budget compliance; net income to budget compliance; return on total awards reinvestment; net free cash flow; new sales; divisional profitability; customer satisfaction measurements; production quotas; project criteria or a combination of the foregoing.

As to each performance goal, unless otherwise determined by the Administrator at any time, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable. The Administrator may, at the time of establishing the performance goals, exclude the effects of (1) extraordinary, unusual and/or non-recurring items of gain or loss, (2) gains or losses on the disposition of a business, (3) changes in tax or accounting regulations or laws, or (4) the effect of a merger or acquisition. Performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals also may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other performance goals and provide for other exclusions or adjustments not listed in the Plan.

Effect of Termination of Employment or Service on Awards

The Administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with us or our affiliates on the award.

Transferability of Awards

Awards under the Plan generally will be nontransferable except (a) as otherwise determined by the Compensation Committee; (b) by will or the laws of descent and distribution; and (c) to the spouse, children, or grandchildren of a participant, or to trusts or partnerships for their benefit, under certain circumstances.

Adjustments

Under the terms of the Plan, if any of the following occurs:

•	We are involved in a merger or other transaction in which our common stock is changed or exchanged;

•	We subdivide or combine our common stock or declare a dividend payable in our common stock, other securities or other property;

•	We effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that our Board of Directors determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•	Any other event occurs, which, in the judgment of our Board of Directors or Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

2023 PROXY STATEMENT | 48

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of shares of our common stock subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of our common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares of stock, other securities, cash or other property to which holders of our common stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the Administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

Change of Control

Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, in the event of a change of control, the successor or purchaser in the change of control transaction may assume an award or provide a substitute award with similar terms and conditions and preserving the same benefits as the award it is replacing. If the awards are not so assumed or replaced, then unless otherwise determined by the board of directors prior to the date of the change of control, immediately prior to the date of the change of control:

•	each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

•	restricted stock, restricted stock units and share awards that are not vested will vest;

•	each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit, and each performance share and/or performance unit for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the value of the performance shares and/or performance units that would have been earned if the performance goals (as measured at the time of the change of control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of such change of control, multiplied by a percentage based on the portion of the performance period that has elapsed as of the date of the change of control;

•	all incentive awards that are earned but not yet paid will be paid, and all incentive awards that are not yet earned will be cancelled in exchange for a cash payment equal to the amount that would have been due if the performance goals (measured at the time of the change of control) continued to be achieved through the end of the performance period at the higher of the then-current trend or target, multiplied by a percentage based on the portion of the performance period that has elapsed as of the date of the change of control;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest, and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

2023 PROXY STATEMENT | 49

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following:

•	Any person (other than an employee benefit plan of our Company or of any subsidiary and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	We are merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 65% of the combined voting power of our voting securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or we engage in a merger or consolidation effected to implement a recapitalization of our Company (or similar transaction) in which no person acquires 35% or more of the combined voting power of our then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving our Company will not be considered a change of control if we are the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of our outstanding voting securities immediately following the merger or consolidation;

•	We or any of our affiliates sell, assign or otherwise transfer assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds 35% of our consolidated book value, determined by us in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where our stockholders retain ownership of the transferred assets proportionate to their pro rata ownership interest in our Company will not be a change of control;

•	We dissolve and liquidate substantially all of our assets; or

•	At any time when the “continuing directors” cease to constitute a majority of our Board of Directors. For this purpose, a “continuing director” means the individuals who, at the effective date of the Plan, constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with us to effect a change of control transaction) whose appointment to the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan will expire on the tenth anniversary of the most recent shareholder approval, subject to the Board’s right to terminate the Plan at any time. If approved, this proposal constitutes shareholder approval. In addition, the Board or the Administrator may amend the Plan at any time, except:

•	Our Board of Directors must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•	Stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

2023 PROXY STATEMENT | 50

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Stockholders must approve any further amendment to the Plan that materially increases the number of shares of common stock reserved under the Plan, that would materially expand the group of individuals eligible to become participants or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person who may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The Compensation Committee may cancel an award or require a participant to return to us any compensation received under an award in certain circumstances, such as if the participant is terminated for cause or breaches any restrictive covenants, such as a non-compete, with us. In addition, all awards will be subject to any recoupment or clawback policy that we adopt from time to time.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

2023 PROXY STATEMENT | 51

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of our common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

2023 PROXY STATEMENT | 52

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction it originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

2023 PROXY STATEMENT | 53

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation, including compensation arising from awards under the Plan, paid to covered employees to $1,000,000 per person per year. The covered employees for any fiscal year generally include any employee (i) who served as our chief executive officer or chief financial officer at any point during the fiscal year, (ii) whose compensation was otherwise required to be included in our proxy statement by reason of being among our three highest compensated officers for the fiscal year, or (iii) who was a covered employee for any preceding fiscal year beginning after December 31, 2016. The American Rescue Plan Act of 2021 will, for taxable years beginning after December 31, 2026, include as covered employees an additional five employees who are among the most highly compensated.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Code Sections 280G and 4999 may limit our income tax deduction and impose an excise tax on golden parachute payments to participants in the event there is a change of control of our Company. The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. Accordingly, some or all of the amount which would otherwise be deductible may not be deductible with respect to benefits under the Plan that are contingent on or otherwise provided in connection with a change of control of our Company.

New Plan Benefits

The awards that may be granted under the Plan in the future to the executive officers or non-employee directors named in this proxy statement or to other officers, non-employee directors, employees, or other persons cannot be determined at this time. Our Board of Directors, along with management, will make such determinations from time to time.

2023 PROXY STATEMENT | 54

Proposal Four: Approval of Amendment and Restatement of 2021 Omnibus Incentive Plan

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon exercise of outstanding options and vesting of restricted stock units under the Plan, our prior 2010 plan and the Prior Plan, the weighted-average exercise price of such stock options, and the number of securities available to be issued under the Plan as of December 31, 2022:

Number of securities
	Number of securities to			remaining available for
	be issued upon exercise			issuance under equity
	of outstanding options,		Weighted average	compensation plans
	and restricted stock		exercise price of	(excluding securities
	units,		outstanding options	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,945,064	(1)	$1.67	4,461,984

Equity compensation plans not approved by security holders	—		N/A	—
Total	8,945,064		—	4,461,984	(2)

(1) Number of outstanding options are 4,912,105 and number of unvested restricted stock units are 4,032,959.

(2) Consists of shares available for award under the Plan.

Our Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan.

2023 PROXY STATEMENT | 55

Proposal Five: Ratification of Appointment of Freed Maxick CPAs, P.C.

Proposal Five: Ratification of Appointment of Freed Maxick CPAs, P.C. as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed Freed Maxick CPAs, P.C. as our independent registered certified public accounting firm for the fiscal year 2023 and has further directed that the selection of Freed be submitted to a vote of stockholders at the Annual Meeting for ratification.

In selecting Freed to be our independent registered public accounting firm for 2023, our Audit Committee considered the results from its review of Freed’s independence, including (i) all relationships between Freed and our Company and any disclosed relationships or services that may impact Freed’s objectivity and independence; (ii) Freed’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Freed engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our Audit Committee charter does not require that our stockholders ratify the selection of Freed as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Freed, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Freed are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table below was compatible with maintaining the independence of Freed and is of the opinion that the provision of these services was compatible with maintaining Freed’s independence.

The following table shows the fees billed to us for the audits and other services provided by for the fiscal years ended December 31, 2022 and 2021, respectively.

	2022	2021
Audit fees	$430,100	$312,275
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$430,100	$312,275

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and the quarterly reviews of financial statements and for any other services that are normally provided by our independent registered public accountants in connection with our statutory and regulatory filings or engagements.

Our Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify the selection of Freed as our independent registered public accountants for the year ending December 31, 2023.

2023 PROXY STATEMENT | 56

Proposal Six: Adjournment of the Meeting

Proposal Six: The Adjournment of the Meeting, if Necessary or Advisable, to Solicit Additional Proxies in Favor of the Amendment to our Articles of Incorporation or the Amendment and Restatement of our 2021 Omnibus Incentive Plan.

We are asking our stockholders to authorize us to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event there are not sufficient votes to approve the amendment to our Articles of Incorporation (Proposal 3) or the amendment and restatement of our 2021 Omnibus Incentive Plan (Proposal 4) described in this proxy statement at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of any adjournment of less than thirty (30) days is required to be given if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Our Board of Directors recommends that the stockholders vote “FOR” the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the amendment to our Articles of Incorporation or the amendment and restatement of our 2021 Omnibus Incentive Plan.

2023 PROXY STATEMENT | 57

Beneficial Ownership

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of April 7, 2023, by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors, director nominees and executive officers, and (iii) all our current directors, director nominees and executive officers as a group. To our knowledge, no person owns more than 5% of our common stock. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 21, 2023 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are officers and/or directors of the Company is: c/o 22nd Century Group, Inc., 500 Seneca Street, Suite 507, Buffalo, New York 14204. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the SEC.

	Number of
	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned (1)
Officers and Directors:
James A. Mish (2)	793,404	*
R. Hugh Kinsman (3)	52,327	*
John Franzino (4)	229,530	*
John Miller (5)	225,000	*
Nora B. Sullivan (6) (7)	898,707	*
Richard M. Sanders (7)	444,344	*
Clifford B. Fleet	256,195	*
Roger D. O'Brien	308,595	*
Michael Koganov (7)	179,372	*
Anthony Johnson (7)	91,808	*
Lucille Salhany (7)	27,612	*
Peter Ferola (8)	-	*
All directors, director nominees and executive officers as a group (12 persons) (2) - (8)	3,506,894	1.6%

(1)	Based on 222,057,927 shares of common stock issued and outstanding as of April 7, 2023.

(2)	1,344,550 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 7, 2023.

(3)	275,698 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 7, 2023.

(4)	376,419 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 7, 2023.

(5)	Excludes 600,000 performance shares vesting provided that the Company’s tobacco business plan revenue objectives and other performance requirements are satisfied at such times.

(6)	Consists of (a) 748,707 shares of common stock held directly and (b) 150,000 shares of common stock issuable upon exercise of stock options.

(7)	128,342 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 7, 2023.

(8)	308,972 restricted stock units are not included in the number of beneficially owned shares because they do not vest within 60 days of April 7, 2023.

(a)	Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during 2022, all transactions were reported on a timely basis except for a late Form 3 by R. Hugh Kinsman reporting his initial ownership and a late Form 4 (filed on Form 5) by James A. Mish reporting the withholding of shares to satisfy tax liability upon the vesting of restricted stock.

2023 PROXY STATEMENT | 58

Related Party Transactions

Related Party Transactions

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our common stock or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. In making a determination about approval or ratification of a related person transaction, our Audit Committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the Audit Committee to be in our best interests. Our Audit Committee may take into account the effect of a director’s related person transaction on the director’s status as in independent member of our Board of Directors and eligibility to serve on committees of our Board under SEC rules and the listing standards of the Nasdaq Stock Market. Any related person transaction must be disclosed to our full Board of Directors. There were no related party transactions in 2022 and 2021.

2023 PROXY STATEMENT | 59

Stockholder Proposals and Communications with the Board of Directors

Stockholder Proposals and Communications with the Board of Directors

Our amended and restated bylaws provide that, for matters to be properly brought before an Annual Meeting, business must be either (i) specified in the notice of Annual Meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the Annual Meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the Annual Meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next Annual Meeting in 2024 must be received by us no later than December 27, 2023. Any such proposal must comply with Rule 14a 8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a 8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Chief Executive Officer of 22nd Century Group, Inc., 500 Seneca Street, Suite 507 Buffalo, New York 14204. The Chief Executive Officer will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that are frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2023

This proxy statement and our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, are available at www.xxiicentury.com/investors/sec-filings. For directions to the Annual Meeting, please contact Matt Kreps at (716) 270-1523 or through www.xxiicentury.com/contact.

OTHER MATTERS

The Board knows of no matter to be brought before the Annual Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Annual Meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

* * * * * * * * *

The reports of the Audit Committee and the Compensation Committee included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference in another filing.

2023 PROXY STATEMENT | 60

Frequently Asked Questions Regarding Annual Meeting Procedures

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: Why did I receive these materials?

The Board of Directors of 22nd Century Group, Inc. is soliciting proxies for the 2023 Annual Meeting of Stockholders (Annual Meeting) to be held on June 16, 2023 via live audio webcast to allow our stockholders to participate from any location that is convenient to them. You are receiving a proxy statement because you owned shares of our common stock on April 21, 2023, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy materials include this proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10 K for the year ended December 31, 2022, and a proxy card or voting instruction form for the Annual Meeting.

Q: What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Q: Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, April 21, 2023, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. At the close of business on the record date, we had outstanding and entitled to vote a total of 217,127,927 shares of common stock.

Q: How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Q: Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the Annual Meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

2023 PROXY STATEMENT | 61

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

Q: How do I vote if I am a stockholder of record?

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated James A. Mish, Chief Executive Officer, and Peter Ferola, General Counsel, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet. If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 15, 2023. Please see the proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card. Each stockholder receiving proxy materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

Q: How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2023 Annual Meeting of Stockholders to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Q: Can I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by: (i) signing and submitting a new proxy card with a later date; (ii) by voting by telephone, or by using the Internet—either of which must be completed by 11:59 p.m. Eastern Time on June 15, 2023 (when your latest telephone or Internet proxy is counted); or (iii) by attending the meeting and voting by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

2023 PROXY STATEMENT | 62

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means.

The Board of Directors has also retained Morrow Sodali as proxy solicitor. Proxy solicitation fees related to this engagement include a $7,500 retainer plus costs and disbursements incurred by the firm.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Q: Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Q: What vote is required to approve each item?

The director nominees shall be elected by a plurality of the votes cast by the stockholders. The approval of the advisory resolution on executive compensation, the amendment and restatement of our 2021 Omnibus Incentive Plan, the approval of the ratification of the appointment of Freed and the adjournment proposal require the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal. The approval of the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock requires the affirmative vote of the majority of the outstanding shares of our common stock.

Q: How are votes counted?

For Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes are counted. If you elect to abstain in the election of directors, the abstention will not impact the outcome of the election.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention is not considered a vote cast, and, therefore, are not counted and will not impact the outcome of the vote on any proposal other than the approval of the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2023 Annual Meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Freed as our independent registered certified public accounting firm for fiscal year 2023, the approval of the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock and the adjournment proposal. These “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Freed as our independent registered certified public accounting firm, the approval of the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock and the adjournment proposal without receiving voting instructions from you.

2023 PROXY STATEMENT | 63

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

The SEC’s rules permit us to deliver a single set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.

We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact the Company at (716) 270-1523 or through www.xxiicentury.com/contact.

Q: Where can I find the voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and release the final results in a Form 8-K within four business days following the Annual Meeting

2023 PROXY STATEMENT | 64

Appendix A

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Page 1 of 2 Revised: 12/15/2022 1. Entity information: Name of entity as on file with the Nevada Secretary of State: This form must be accompanied by appropriate fees. Certificate to Accompany Restated Articles or Amended and Restated Articles Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. The purpose of the entity has been amended. The authorized shares have been amended. Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. Dissolution Merger Conversion 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. Entity or Nevada Business Identification Number (NVID): Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 4. Effective Date and Date: Time: Time: (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic The entity name has been amended. corporations only) The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) 6. Signature: (Required) X ____________________________ Signature of Officer or Authorized Signer Title X ____________________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 12/15/2022

Appendix B

22nd CENTURY GROUP, INC.

2021 OMNIBUS INCENTIVE PLAN

As Amended and Restated

1.	Purpose, Effective Date, Amendment and Restatement, Effect on Prior Plan and Definitions.

(a)           Purpose. This 22nd Century Group, Inc. 2021 Omnibus Incentive Plan, as amended and restated, has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase stockholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.

(b)           Effective Date; Amendment and Restatement. This Plan became effective as of May 20, 2021, the date on which the Plan was approved by the Company’s stockholders (the “Effective Date”). The Board amended and restated this Plan on March 7, 2023, contingent on subsequent stockholder approval of this Plan as amended and restated.

(c)           Effect on Prior Plan. Upon the Effective Date, the 22nd Century Group, Inc. 2014 Omnibus Incentive, as amended and restated (the “Prior Plan”) terminated, and no new awards could be granted thereunder after the Effective Date, although awards previously granted under the Prior Plan and still outstanding, continue to be subject to all terms and conditions of the Prior Plan.

(d)           Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 18.

2.	Administration.

(a)           Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award Agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant’s death, Disability, retirement or termination by the Company or an Affiliate without Cause or a Change of Control.

69

Appendix B

(b)           Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)           No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

3.             Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

4.             Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

5.	Shares Reserved under this Plan.

(a)           Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 8,500,000 Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 5(c), are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. Notwithstanding the foregoing, no more than 8,500,000 Shares may be issued upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

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(b)           Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options.  Notwithstanding the foregoing, in no event shall the following Shares be recredited to this Plan’s reserve: Shares tendered in payment of or withheld to satisfy the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right (subject to compliance with applicable law); Shares withheld to satisfy federal, state or local tax withholding obligations (including in connection with the exercise or net settlement of an outstanding Stock Appreciation Right); and Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises.

(c)           Addition of Shares from Prior Plan.  After the Effective Date, if any Shares subject to awards granted under the Prior Plan would become available to be re-credited to the Prior Plan’s reserve if such plan was still in effect (but applying the provisions of subsection (b) above and the Prior Plan’s limits on re-crediting), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the reserve.

(d)           Award Limit. Subject to adjustment as provided in Section 16, the maximum number of Shares that may be subject to Awards granted during any fiscal year to any individual Non-Employee Director shall not exceed that number of Shares that equates to a grant date fair value of, when added to any cash compensation received by such Non-Employee Director, $600,000 (the “Director Limit”); provided that the Board may make exceptions to the Director Limit in extraordinary circumstances as the Board may determine in its discretion; provided further that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

6.             Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (other than in the case of an Option that is not an incentive stock option and that complies with Code Section 409A); (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

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7.             Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant (unless such SAR complies with Code Section 409A); (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

8.             Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or retirement; (d) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.

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9.             Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Administrator may specify.

10.           Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Administrator may specify.

11.           Dividend Equivalent Units; Dividends.

(a)           Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, Stock Appreciation Rights or any other stock-based award that is not a grant of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Shares. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.

(b)           Dividends. If cash dividends are paid while shares of Restricted Stock are unvested, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying shares of Restricted Stock vest.

(c)           Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Restricted Stock Units, Performance Shares or Performance Units. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. The Administrator will determine all other terms and conditions of each award of Dividend Equivalent Units. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid.

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12.          Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 14(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

13.           Minimum Vesting Period; Discretion to Acceleration Vesting; Restrictions on Transfer, Encumbrance and Disposition.

(a)          Minimum Vesting Period. All Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the total number of Shares reserved pursuant to Section 5.  For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting, provided that such period of time is not less than fifty (50) weeks.

(b)           Discretion to Accelerate. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of (i) a Participant’s death, disability, retirement, or termination without Cause, (ii) as provided in Section 16(c) or (iii) upon any other event as determined by the Administrator in its sole and absolute discretion.

(c)           Restrictions on Transfer, Encumbrance and Disposition.  No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13(c). Any attempted transfer not permitted by this Section 13(c) shall be null and void and have no legal effect. The restrictions set forth in this Section 13(c), and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.

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14.           Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)           Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the tenth (10th) anniversary of the most recent shareholder approval. For the avoidance of doubt, shareholder approval for the purposes of this section includes shareholder approval to amend and restate the Plan.

(b)           Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)           the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)          stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)         stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(except as permitted by Section 16), (B) an amendment that would materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 14(e).

If the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Administrator, the Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of any principal securities exchange or market on which the Shares are then traded

(c)           Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)           Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

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(ii)          Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)         Any Awards granted pursuant to this Plan, and any Stock issued, or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)           Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)           Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 16, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

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(f)            Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

(g)          Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

15.           Taxes.

(a)           Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment, settlement of, or other event with respect to, an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld in Shares may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)           No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

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(c)           Participant Responsibilities. If a Participant shall dispose of Shares acquired through exercise of an incentive stock option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

16.           Adjustment Provisions; Change of Control.

(a)           Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 5) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

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Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

For the avoidance of doubt, the grant of an Award shall not affect in any way the right or power of the Company or any of its Affiliates to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s or such Affiliate’s capital structure or business, or any merger, consolidation or business combination of the Company or such Affiliate, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Stock or the rights of the holders of Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business or any other Company or Affiliate action or proceeding, whether of a similar character or otherwise.

(b)           Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)           Change of Control. To the extent a Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i)           If the purchaser, successor or surviving entity (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction that is consummated. If applicable, each Award which is assumed by the purchaser, successor or surviving entity (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant’s termination of employment by the successor or surviving entity without Cause, or by the Participant for Good Reason, in either case within twenty-four (24) months following the Change of Control, all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the maximum performance goals provided under such Award were met, if applicable) effective on the date of such termination.

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(ii)          To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction that is consummated does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A)           Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award (for no payment, if there is no such excess);

(B)           Restricted Stock, Restricted Stock Units and Shares that are not then vested shall vest;

(C)           all Performance Shares and/or Performance Units that are earned but not yet paid shall be paid in cash in an amount equal to the value of the Performance Share and/or Performance Unit, and all Performance Shares and Performance Units for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of: (1) the value of the Performance Shares and/or Performance Units that would have been earned if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

(D)           all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be cancelled in exchange for a cash payment in an amount determined by taking the product of: (1) the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

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(E)            all Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control Price. The Administrator shall determine the per share Change of Control Price paid or deemed paid in the Change of Control transaction. Notwithstanding anything to the contrary in this Section 16(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 16(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

(d)           Application of Limits on Payments.

(i)            Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii)           Procedures.

(A)           If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 6(a)(ii), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 16(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 16(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 16(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

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(B)           For purposes of this Section 16: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

(C)           If National Tax Counsel so requests in connection with the opinion required by this Section 16(d)(ii), the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D)           The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 16, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

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(E)           This Section 16 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 16 shall be cancelled without further effect.

17.           Miscellaneous.

(a)           Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b)           Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)           a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)          a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)         a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)         a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

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(c)           No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)          Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)           Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)            Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of New York, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of New York, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g)           Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

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(h)          Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)           Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

18.           Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:

(a)           “Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.

(b)           “Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)           “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

(d)           “Board” means the Board of Directors of the Company.

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(e)            “Cause” means any of the following as determined by the Company: (i) with respect to Participants other than Non-Employee Directors, the definition set forth in any employment or similar agreement between the Company or its Affiliates and the Participant or, if no such definition exists, (A) the failure of the Participant to perform or observe any of the material terms or provisions of any written agreement between the Participant and the Company or its Affiliates or, if no written agreement exists, the gross dereliction of the Participant’s duties (for reasons other than the Participant’s Disability) with respect to the Company or its Affiliates; (B) the failure of the Participant to comply fully with the lawful directives of the Board or the board of directors of an Affiliate of the Company, as applicable, or the officers or supervisory employees to whom the Participant reports; (C) the Participant’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its Affiliates or its management or employees; or (D) other proper cause determined in good faith by the Administrator; or (ii) with respect to Non-Employee Directors, (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

(f)            “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):

(i)           Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)          The consummation of a transaction in which the Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii)         The consummation of a transaction in which the Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds thirty-five percent (35%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where stockholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

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(iv)         The Company dissolves and liquidates substantially all of its assets; or

(v)          At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

(g)           “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(h)           “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)            “Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(j)            “Company” means 22nd Century Group, Inc., a Nevada corporation, or any successor thereto.

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(k)           “Director” means a member of the Board; and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(l)            "Disability" means disability as defined in the Company’s long-term disability plan covering exempt salaried employees, except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(m)           “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o)           “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(p)           “Good Reason" means, except as otherwise determined by the Administrator and set forth in an Award agreement:

(i)           any breach by the Company of any employment or similar agreement between the Company (including, for purposes of this definition of Good Reason, any successor to the Company in a Change of Control) and the Participant, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that the Company remedies promptly after receipt of notice thereof given by the Participant;

(ii)          any reduction in the Participant’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect at any time after the Change of Control;

(iii)         the removal of the Participant from, or any failure to reelect or reappoint the Participant to, any of the positions held with the Company on the date of the Change of Control or any other positions with the Company to which the Participant shall thereafter be elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to the termination by the Company of the Participant’s employment for Cause or by reason of Disability;

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(iv)         a good faith determination by the Participant that there has been a material adverse change, without the Participant’s written consent, in the Participant’s working conditions or status with the Company relative to the most favorable working conditions or status in effect during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect at any time after the Change of Control, including but not limited to (A) a significant change in the nature or scope of the Participant’s authority, powers, functions, duties or responsibilities, or (B) a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that the Company remedies within ten (10) days after receipt of notice thereof given by the Participant;

(v)          the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment on the date 180 days prior to the Change of Control;

(vi)         the Company requires the Participant to travel on Company business 20% in excess of the average number of days per month the Participant was required to travel during the 180-day period prior to the Change of Control; or

(vii)        failure by the Company to obtain an agreement from any purchaser, assignee or transferee of substantially all of the Company’s business and assets, or the survivor in a merger, consolidation or combination with the Company, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by an employment or similar agreement between the Participant and the Company.

A Participant’s termination shall not be considered to have occurred for “Good Reason” unless (A) within ninety (90) days following the occurrence of one of the events listed above the Participant provides written notice to the Company setting forth the specific event constituting Good Reason, (B) the Company fails to remedy the event constituting Good Reason within thirty (30) days following its receipt of the Participant’s notice, and (C) the Participant actually terminates his or her employment with the Company and its Affiliates within thirty (30) days following the end of the Company’s remedy period.

(q)           “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.

(r)            “Option” means the right to purchase Shares at a stated price for a specified period of time.

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(s)           “Participant” means an individual selected by the Administrator to receive an Award.

(t)            “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award.  Performance Goals may include, but are not limited to, goals that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on stockholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; productivity measurements; revenue to budget compliance; net income to budget compliance; return on total awards reinvestment; net free cash flow; new sales; divisional profitability; customer satisfaction measurements; production quotas; project criteria or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall, unless otherwise determined by the Administrator at any time, be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

(u)           “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(v)           “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(w)           “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

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(x)            “Plan” means this 22nd Century Group, Inc. 2021 Omnibus Incentive Plan, as amended and restated and as it may be further amended from time to time.

(y)           “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(z)            “Restricted Stock Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(aa)         “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb)         “Share” means a share of Stock.

(cc)         “Stock” means the common stock, par value $0.00001 per share, of the Company.

(dd)         “Stock Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee)          “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000610026_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Lucille S. Salhany 02) Anthony Johnson BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O 22ND CENTURY GROUP, INC. P.O.BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, by non-binding vote, 2022 executive compensation. 3. To approve, by amendment to our Articles of Incorporation, increasing the number of authorized shares of common stock from three hundred million (300,000,000) to five hundred million (500,000,000). 4. To approve the amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan to increase the number of shares authorized for issuance by 3,500,000. 5. Ratification of the appointment of Freed Maxick CPA's as the independent registered public accounting firm. For Against Abstain 6. To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the amendment to our Articles of Incorporation (Proposal 3) or the amendment and restatement of our 2021 Omnibus Incentive Plan (Proposal 4). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000610026_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com 22ND CENTURY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2023 The stockholder(s) hereby appoint(s) James A. Mish and Peter Ferola or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 22ND CENTURY GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Friday, June 16, 2023, to be held at 500 Seneca Street, Suite 507, Buffalo, New York 14204, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5, AND 6. Continued and to be signed on reverse side